Exhibit (17)(b)(ii)

Eaton Vance
Investment Managers

EDUCATION

Annual Report September 30, 2010

# EATON VANCE MUNICIPALS TRUST

California

Massachusetts

New York

Ohio

Rhode Island

IMPORTANT NOTICES

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

• Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

• None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

• Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

• We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc. Our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Municipal Income Funds as of September 30, 2010 TABLE OF CONTENTS

Management’s Discussion of Fund Performance	2
Performance Information and Portfolio Composition
California	3
Massachusetts	5
New York	7
Ohio	9
Rhode Island	11
Fund Expenses	13
Financial Statements	17
Federal Tax Information	75
Board of Trustees’ Contract Approval	76
Management and Organization	79

Eaton Vance Municipal Income Funds as of September 30, 2010 MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Economic and Market Conditions

The U.S. economy remained generally stable, if still weak, during the year ending September 30, 2010, even as concerns about high unemployment and budget deficits provoked ongoing skittishness in the capital markets. The U.S. economy grew at an annualized rate of 3.7% in the first quarter of 2010, but slowed to 1.7% in the second quarter, according to the U.S. Department of Commerce. Advance estimates for the third quarter indicated an annualized increase in GDP of 2.0%.

Municipal bond performance was positive for the fiscal year, in spite of ongoing negative media attention on the tax-exempt sector. Solid performance resulted in part from continued investor concern about the strength (or weakness) of the economic recovery, and investments such as higher-quality municipals and Treasuries benefited. Toward the end of the fiscal year, the market was bolstered by very light issuance and sustained demand, as well as a flight to quality during July and August. September 2010 brought a change in sentiment, and investors took on more risk, helping higher-yielding, lower-rated sectors of the market.

Against this backdrop the Barclays Capital Municipal Bond Index (the Index)1— an unmanaged index of municipal bonds traded in the U.S.—gained 5.81% for the fiscal year ending September 30, 2010. Munis with longer maturities performed best during the year, with the 20-year segment of the Index returning 6.63%. Intermediate-maturity bonds, represented by the 7-year segment of the Index, also performed well, gaining 6.48%. Shorter-maturity bonds in the 5-year segment of the Index returned 5.63%.

Management Discussion

During the year ending September 30, 2010, the Funds underperformed the Index. The Funds were modestly hedged using a combination of Treasury futures and interest-rate swaps—an ongoing strategy that management has employed for many years which is designed to help mitigate interest-rate risk. During the second half of the year, the volatile economic situation in Europe and increasing uncertainty about the global economic outlook bolsteredthe U.S. Treasury market, sending Treasury yields lower. As a result, the Funds’ use of hedges detracted from their relative returns during the second half of the fiscal year and for the year as a whole. In addition, the Funds were underweight AA-rated bonds and 5% coupon bonds, both of which detracted from relative performance.

In contrast, several factors contributed positively to relative performance. As mentioned, the longer end of the yield curve outperformed during the period. The Funds’ longer duration positioning benefited, as investors sought higher yields later in the period. This duration positioning was the biggest positive factor during the period. In addition, overweight positions in revenue bonds were helpful, as was an overweight position in BBB-rated issues. Holdings of zero-coupon and high-coupon bonds also bolstered returns relative to the Index.

Management employed leverage in the Funds, through which additional exposure to the municipal market was achieved. Leverage has the impact of magnifying a Fund’s exposure to its underlying investments in both up and down markets. During the year, the Funds’ leverage generally helped their relative performance.2

As we move ahead, we continue to focus on state and local government budget deficits, which likely peaked in 2010 or are expected to peak in early 2011. The decline in tax revenues appears to be reaching a bottom, with some municipalities realizing growth in tax receipts due to a combination of slim economic growth and an increase in actual tax rates. However, spending continues to grow faster than tax receipts despite deep spending cuts enacted by some government officials. We will continue to analyze any new developments and solutions that government leaders formulate to address their fiscal problems.

Effective February 19, 2010, Craig R. Brandon became the portfolio manager of Eaton Vance Massachusetts Municipal Income Fund and Cynthia J. Clemson became the portfolio manager of Eaton Vance Rhode Island Municipal Income Fund. Mr. Brandon is a Vice President of Eaton Vance Management (EVM) and has been a portfolio manager of Eaton Vance municipal funds since 2004. Ms. Clemson is a Vice President and Co-Director of Municipal Investments of EVM. She has been a portfolio manager of Eaton Vance municipal funds since 1991.

1 It is not possible to invest directly in an Index or a Lipper classification. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. The Lipper total returns are the average total returns, at net asset value, of the funds that are in the same Lipper Classification as the Funds.

2 The Funds employ residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value).  See Note 1I to the financial statements for more information on RIB investments.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

Eaton Vance California Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital 20 Year Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 17-22 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: Cynthia J. Clemson

*Source: Lipper, Inc. Class B of the Fund commenced operations on 12/19/85.  A $10,000 hypothetical investment at net asset value in Class A shares on 9/30/00, Class C on 8/31/04 (commencement of operations), and Class I on 3/3/08 (commencement of operations) would have been valued at $15,921 ($15,168 at the maximum offering price), $11,891, and $11,943, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10. Includes interest expense of 0.18% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 41.86% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper California Municipal Debt Funds Classification contained 120, 101 and 82 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance California Municipal Income Fund as of September 30, 2010 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*	The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	28.4%	BBB	6.8%
AA	25.3%	Not Rated	10.0%
A	29.5%

Fund Statistics[2]

* Number of Issues:	89
* Average Maturity:	22.1 years
* Average Effective Maturity:	11.9 years
* Average Call Protection:	8.5 years
* Average Dollar Price:	$98.29
* RIB Leverage[3] :	12.2%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Massachusetts Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class A of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital 20 Year Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 17-22 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class A, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. Class A total returns are presented at net asset value and maximum public offering price. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: Craig R. Brandon, CFA

*Source: Lipper, Inc. Class A of the Fund commenced operations on 12/7/93.  A $10,000 hypothetical investment at net asset value in Class C on 5/2/06 (commencement of operations) and Class I on 9/30/00 would have been valued at $11,011 and $16,309, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charge (CDSC) for Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10. Includes interest expense of 0.21% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 38.45% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Massachusetts Municipal Debt Funds Classification contained 43, 36 and 31 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Massachusetts Municipal Income Fund as of September 30, 2010 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*	The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	15.6%	BBB	7.6%
AA	37.3%	BB	1.4%
A	33.1%	Not Rated	5.0%

Fund Statistics[2]

* Number of Issues:	72
* Average Maturity:	23.2 years
* Average Effective Maturity:	13.7 years
* Average Call Protection:	10.2 years
* Average Dollar Price:	$105.53
* RIB Leverage[3] :	10.0%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance New York Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital 20 Year Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 17-22 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: Craig R. Brandon, CFA

*Source: Lipper, Inc. Class B of the Fund commenced operations on 8/30/90.  A $10,000 hypothetical investment at net asset value in Class A on 9/30/00, Class C on 9/30/03 (commencement of operations) and Class I on 3/3/08 (commencement of operations) would have been valued at $16,315 ($15,547 at the maximum offering price), $11,930 and $11,963, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10. Includes interest expense of 0.19% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 40.83% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper New York Municipal Debt Funds Classification contained 98, 85 and 73 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance New York Municipal Income Fund as of September 30, 2010 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*	The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	14.9%	BB	1.2%
AA	41.6%	B	1.3%
A	22.3%	CCC	0.4%
BBB	11.1%	Not Rated	7.2%

Fund Statistics[2]

* Number of Issues:	125
* Average Maturity:	24.2 years
* Average Effective Maturity:	10.6 years
* Average Call Protection:	8.7 years
* Average Dollar Price:	$101.34
* RIB Leverage[3] :	10.7%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Ohio Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class A of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital 20 Year Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 17-22 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class A, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. Class A total returns are presented at net asset value and maximum public offering price. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: William H. Ahern, Jr., CFA

*Source: Lipper, Inc. Class A of the Fund commenced operations on 12/7/93.  A $10,000 hypothetical investment at net asset value in Class C on 2/3/06 (commencement of operations) and Class I on 8/3/10 (commencement of operations) would have been valued at $11,619 and $10,281, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charge (CDSC) for Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10, as supplemented. Includes interest expense of 0.08% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 39.06% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Ohio Municipal Debt Funds Classification contained 42, 34 and 31 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Ohio Municipal Income Fund as of September 30, 2010 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*	The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	28.4%	BBB	7.3%
AA	37.8%	B	1.0%
A	18.6%	Not Rated	6.9%

Fund Statistics[2]

* Number of Issues:	108
* Average Maturity:	20.5 years
* Average Effective Maturity:	11.4 years
* Average Call Protection:	10.2 years
* Average Dollar Price:	$106.71
* RIB Leverage[3] :	5.2%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of RIBs purchased in secondary market transactions.

Eaton Vance Rhode Island Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital 20 Year Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 17-22 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: Cynthia J. Clemson

*Source: Lipper, Inc. Class B of the Fund commenced operations on 6/11/93.  A $10,000 hypothetical investment at net asset value in Class A on 9/30/00, Class C on 3/20/06 (commencement of operations) and Class I on 8/3/10 (commencement of operations) would have been valued at $15,753 ($15,012 at the maximum offering price) $10,909 and $10,254, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10, as supplemented. Includes interest expense of 0.08% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 41.44% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Other States Municipal Debt Funds Classification contained 154, 135 and 125 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Rhode Island Municipal Income Fund as of September 30, 201 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*	The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	22.1%	BBB	7.8%
AA	35.3%	BB	1.4%
A	30.5%	Not Rated	2.9%

Fund Statistics[2]

* Number of Issues:	68
* Average Maturity:	19.9 years
* Average Effective Maturity:	7.9 years
* Average Call Protection:	7.0 years
* Average Dollar Price:	$102.38
* RIB Leverage[3] :	3.3%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FUN D EXP ENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2010 – September 30, 2010).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Eaton Vance California Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual
Class A	$1,000.00	$1,064.00	$5.23
Class B	$1,000.00	$1,061.00	$9.09
Class C	$1,000.00	$1,059.80	$9.09
Class I	$1,000.00	$1,065.30	$3.93

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.00	$5.11
Class B	$1,000.00	$1,016.20	$8.90
Class C	$1,000.00	$1,016.20	$8.90
Class I	$1,000.00	$1,021.30	$3.85

*	Expenses are equal to the Fund’s annualized expense ratio of 1.01% for Class A shares, 1.76% for Class B shares, 1.76% for Class C shares and 0.76% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010.

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FUN D EXP ENSES CONT’D

	Eaton Vance Massachusetts Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual
Class A	$1,000.00	$1,063.00	$4.65
Class C	$1,000.00	$1,060.20	$8.47
Class I	$1,000.00	$1,064.00	$3.62

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.60	$4.56
Class C	$1,000.00	$1,016.80	$8.29
Class I	$1,000.00	$1,021.60	$3.55

*	Expenses are equal to the Fund’s annualized expense ratio of 0.90% for Class A shares, 1.64% for Class C shares and 0.70% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010.

	Eaton Vance New York Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual
Class A	$1,000.00	$1,052.60	$4.58
Class B	$1,000.00	$1,048.70	$8.42
Class C	$1,000.00	$1,048.70	$8.42
Class I	$1,000.00	$1,052.50	$3.50

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.60	$4.51
Class B	$1,000.00	$1,016.80	$8.29
Class C	$1,000.00	$1,016.80	$8.29
Class I	$1,000.00	$1,021.70	$3.45

*	Expenses are equal to the Fund’s annualized expense ratio of 0.89% for Class A shares, 1.64% for Class B shares, 1.64% for Class C shares and 0.68% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010.

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FUN D EXP ENSES CONT’D

	Eaton Vance Ohio Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual*
Class A	$1,000.00	$1,048.50	$4.11
Class C	$1,000.00	$1,044.60	$7.94
Class I	$1,000.00	$1,028.10	$0.97

Hypothetical**
(5% return per year before expenses)
Class A	$1,000.00	$1,021.10	$4.05
Class C	$1,000.00	$1,017.30	$7.84
Class I	$1,000.00	$1,022.10	$2.99

*	Class I had not commenced operations as of April 1, 2010. Actual expenses are equal to the Fund’s annualized expense ratio of 0.80% for Class A shares, 1.55% for Class C shares and 0.59% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period); 59/365 for Class I (to reflect the period from commencement of operations on August 3, 2010 to September 30, 2010). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010 (August 2, 2010 for Class I).
**	Hypothetical expenses are equal to the Fund’s annualized expense ratio of 0.80% for Class A shares, 1.55% for Class C shares and 0.59% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010 (August 2, 2010 for Class I).

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FUN D EXP ENSES CONT’D

	Eaton Vance Rhode Island Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual*
Class A	$1,000.00	$1,050.80	$3.96
Class B	$1,000.00	$1,047.30	$7.80
Class C	$1,000.00	$1,046.20	$7.80
Class I	$1,000.00	$1,025.40	$0.93

Hypothetical**
(5% return per year before expenses)
Class A	$1,000.00	$1,021.20	$3.90
Class B	$1,000.00	$1,017.40	$7.69
Class C	$1,000.00	$1,017.40	$7.69
Class I	$1,000.00	$1,022.20	$2.89

*	Class I had not commenced operations on April 1, 2010. Actual expenses are equal to the Fund’s annualized expense ratio of 0.77% for Class A shares, 1.52% for Class B shares, 1.52% for Class C shares and 0.57% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period); 59/365 for Class I (to reflect the period from commencement of operations on August 3, 2010 to September 30, 2010). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010 (August 2, 2010 for Class I).
**	Hypothetical expenses are equal to the Fund’s annualized expense ratio of 0.77% for Class A shares, 1.52% for Class B shares, 1.52% for Class C shares and 0.57% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010 (August 2, 2010 for Class I).

Eaton Vance California Municipal Income Fund as of Se ptem ber 30, 2010 PORTFOLIO OF INVESTMENTS

Tax-Exe m pt Inve stm e nts — 112. 1%

Principal Amount
(000’s omitted)	Security	Value

Education — 13.6%
$ 4,000	California Educational Facilities Authority, (California
	Institute of Technology), 5.00%, 11/1/39	$ 4,380,240
2,500	California Educational Facilities Authority, (Claremont
	McKenna College), 5.00%, 1/1/38	2,627,775
1,895	California Educational Facilities Authority, (Loyola
	Marymount University), 5.00%, 10/1/30	2,006,218
3,500	California Educational Facilities Authority, (Lutheran
	University), 5.00%, 10/1/29	3,525,200
1,715	California Educational Facilities Authority, (Pomona
	College), 5.00%, 7/1/45	1,785,075
3,195	California Educational Facilities Authority, (Santa Clara
	University), 5.00%, 2/1/40	3,409,640
2,500	California Educational Facilities Authority, (Santa Clara
	University), 5.25%, 9/1/26	2,915,550
2,890	California Educational Facilities Authority, (University of
	Southern California), 5.00%, 10/1/39	3,115,998
3,750	University of California, 5.25%, 5/15/39	4,130,587
		$ 27,896,283

Electric Utilities — 6.1%
$ 895	Chula Vista, (San Diego Gas and Electric),
	5.875%, 2/15/34	$ 1,011,261
2,725	Chula Vista, (San Diego Gas and Electric), (AMT),
	5.00%, 12/1/27	2,823,590
3,865	Los Angeles Department of Water and Power,
	5.25%, 7/1/38	4,204,231
2,000	Southern California Public Power Authority, (Tieton
	Hydropower), 5.00%, 7/1/35	2,144,200
2,170	Vernon, Electric System Revenue, 5.125%, 8/1/21	2,315,629
		$ 12,498,911

Escrowed / Prerefunded — 1.7%
$ 5,765	San Joaquin Hills Transportation Corridor Agency, Toll
	Road Bonds, Escrowed to Maturity, 0.00%, 1/1/26	$ 3,462,747
		$ 3,462,747

General Obligations — 13.2%
$ 1,000	California, 6.00%, 4/1/38	$ 1,113,600
3,825	Los Angeles Unified School District, 5.00%, 1/1/34	4,011,239
5,200	Palo Alto, (Election of 2008), 5.00%, 8/1/40	5,687,760
9,990	San Francisco Bay Area Rapid Transit District, (Election
	of 2004), 4.75%, 8/1/37(1)	10,448,941

Principal Amount
(000’s omitted)	Security	Value

General Obligations (continued)
$ 5,400	Santa Clara County, (Election of 2008),
	5.00%, 8/1/39(1)(2)	$ 5,833,836
		$ 27,095,376

Hospital — 16.8%
$ 1,465	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 5.625%, 7/1/32	$ 1,525,168
2,000	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 6.00%, 7/1/39	2,198,200
4,255	California Health Facilities Financing Authority, (Cedars-
	Sinai Medical Center), 5.00%, 8/15/39	4,321,846
5,910	California Health Facilities Financing Authority, (Sutter
	Health), 5.25%, 11/15/46(1)	5,976,192
4,405	California Statewide Communities Development Authority,
	(Huntington Memorial Hospital), 5.00%, 7/1/35	4,392,270
2,000	California Statewide Communities Development Authority,
	(John Muir Health), 5.00%, 8/15/34	1,991,600
2,000	California Statewide Communities Development Authority,
	(John Muir Health), 5.00%, 8/15/36	2,004,920
1,760	California Statewide Communities Development Authority,
	(Kaiser Permanente), 5.50%, 11/1/32	1,790,747
1,500	California Statewide Communities Development Authority,
	(Sonoma County Indian Health), 6.40%, 9/1/29	1,507,050
2,700	San Benito Health Care District, 5.40%, 10/1/20	2,506,734
1,000	Torrance Hospital, (Torrance Memorial Medical Center),
	5.50%, 6/1/31	1,010,870
1,610	Turlock, (Emanuel Medical Center, Inc.),
	5.375%, 10/15/34	1,576,979
3,750	Washington Township Health Care District,
	5.00%, 7/1/37	3,657,862
		$ 34,460,438

Housing — 2.1%
$ 3,000	California Housing Finance Agency, (AMT),
	4.75%, 8/1/42	$ 2,575,500
1,321	Commerce, (Hermitage III Senior Apartments),
	6.50%, 12/1/29	1,319,114
404	Commerce, (Hermitage III Senior Apartments),
	6.85%, 12/1/29	394,910
		$ 4,289,524

Industrial Development Revenue — 1.0%
$ 265	California Pollution Control Financing Authority, (Waste
	Management, Inc.), (AMT), 5.125%, 11/1/23	$ 269,950
1,700	California Pollution Control Financing Authority, (Waste
	Management, Inc.), (AMT), 5.40%, 4/1/25	1,754,196
$ 2,024,146

S e e notes to financ ial statem ents

Eaton Vance California Municipal Income Fund as of Se ptem ber 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Education — 1.6%
$ 2,000	California Educational Facilities Authority, (Loyola
	Marymount University), (NPFG), 0.00%, 10/1/28	$ 691,160
2,575	California Educational Facilities Authority, (Pepperdine
	University), (AMBAC), 5.00%, 12/1/32	2,646,199
$ 3,337,359

Insured-Electric Utilities — 4.4%
$ 4,775	California Pollution Control Financing Authority, (Pacific
	Gas and Electric), (NPFG), (AMT), 5.35%, 12/1/16	$ 4,934,867
2,000	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/34	2,192,640
1,775	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/35	1,947,104
$ 9,074,611

Insured-Escrowed / Prerefunded — 8.6%
$ 2,500	California Infrastructure and Economic Development, (Bay
Area Toll Bridges), (AMBAC), Prerefunded to 1/1/28,
	5.00%, 7/1/33(3)	$ 3,152,025
5,000	California Infrastructure and Economic Development, (Bay
Area Toll Bridges), (FGIC), Prerefunded to 1/1/28,
	5.00%, 7/1/29	6,304,050
15,000	Foothill/Eastern Corridor Agency, Toll Road Bonds,
(AGM), (RADIAN), Escrowed to Maturity,
	0.00%, 1/1/28	8,050,200
$ 17,506,275

Insured-General Obligations — 4.0%
$ 6,500	Los Angeles Unified School District, (Election of 2005),
	(AGM), 4.75%, 7/1/32(1)	$ 6,648,395
2,215	Merced Unified School District, (FGIC), (NPFG),
	0.00%, 8/1/19	1,486,619
$ 8,135,014

Insured-Hospital — 2.4%
$ 4,950	California Statewide Communities Development Authority,
	(Sutter Health), (AGM), 5.75%, 8/15/27(1)	$ 4,968,610
$ 4,968,610

Insured-Lease Revenue / Certificates of
Participation — 2.6%
$11,280	Anaheim Public Financing Authority, (Public
	Improvements), (AGM), 0.00%, 9/1/30	$ 3,362,117

Principal Amount
(000’s omitted)	Security	Value

Insured-Lease Revenue / Certificates of
Participation (continued)
$ 2,400	Los Angeles County, (Disney Parking), (AMBAC),
	0.00%, 9/1/17	$ 1,852,536
$ 5,214,653

Insured-Special Tax Revenue — 2.5%
$ 2,230	Ceres Redevelopment Agency, (Ceres Redevelopment
	Project Area No. 1), (AMBAC), 4.00%, 11/1/31	$ 1,874,226
3,200	San Francisco Bay Area Rapid Transportation District,
	Sales Tax Revenue, (AGM), 4.25%, 7/1/36	3,202,240
$ 5,076,466

Insured-Transportation — 3.6%
$ 9,420	Alameda Corridor Transportation Authority, (NPFG),
	0.00%, 10/1/33	$ 2,213,606
1,800	San Joaquin Hills Transportation Corridor Agency, Toll
	Road Bonds, (NPFG), 0.00%, 1/15/24	652,662
2,125	San Jose Airport, (AGM), (AMBAC), (BHAC), (AMT),
	5.00%, 3/1/37	2,177,041
2,230	San Jose Airport, (AGM), (AMBAC), (BHAC), (AMT),
	6.00%, 3/1/47	2,412,280
$ 7,455,589

Insured-Water and Sewer — 3.7%
$ 6,350	Clovis Public Financing Authority, Wastewater Revenue,
	(AMBAC), 4.50%, 8/1/38	$ 6,201,791
1,680	Los Angeles Department of Water and Power, (NPFG),
	3.00%, 7/1/30	1,440,634
$ 7,642,425

Lease Revenue / Certificates of Participation — 4.6%
$ 1,750	Los Angeles County, (Disney Parking), 0.00%, 3/1/17	$ 1,382,062
3,100	Los Angeles County, (Disney Parking), 0.00%, 3/1/20	2,043,613
5,095	Pasadena Parking Facility, 6.25%, 1/1/18	5,945,152
		$ 9,370,827

Other Revenue — 1.3%
$ 920	California Infrastructure and Economic Development Bank,
	(Performing Arts Center of Los Angeles),
	5.00%, 12/1/37	$ 923,514
1,655	Golden State Tobacco Securitization Corp.,
	0.00%, 6/1/37	1,024,544
1,060	Golden State Tobacco Securitization Corp.,
	5.75%, 6/1/47	807,222
		$ 2,755,280

S e e notes to financ ial statem ents

Eaton Vance California Municipal Income Fund as of Se ptem ber 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security		Value

Senior Living / Life Care — 1.1%
$ 250	California Statewide Communities Development Authority,
	(Senior Living - Presbyterian	Homes),
	4.75%, 11/15/26		$ 234,713
1,000	California Statewide Communities Development Authority,
	(Senior Living - Presbyterian	Homes),
	4.875%, 11/15/36		888,530
1,000	California Statewide Communities Development Authority,
	(Senior Living - Presbyterian	Homes),
	7.25%, 11/15/41		1,111,260
			$ 2,234,503

Special Tax Revenue — 9.4%
$ 2,500	Bonita Canyon Public Financing Authority,
	5.375%, 9/1/28		$ 2,445,050
415	Brentwood Infrastructure Financing Authority,
	5.00%, 9/2/26		356,377
665	Brentwood Infrastructure Financing Authority,
	5.00%, 9/2/34		529,107
1,755	Corona Public Financing Authority, 5.80%, 9/1/20		1,756,176
765	Fairfield Improvement Bond Act of 1915, (North
	Cordelia District), 7.375%, 9/2/18		794,261
1,735	Lincoln Public Financing Authority, Improvement Bond Act
	of 1915, (Twelve Bridges), 6.20%, 9/2/25		1,748,481
15,995	Puerto Rico Sales Tax Financing Corp., 0.00%, 8/1/56		954,262
4,380	Puerto Rico Sales Tax Financing Corp.,
	5.25%, 8/1/57(1)		4,591,948
1,400	Santa Margarita Water District, 6.20%, 9/1/20		1,433,418
985	Santaluz Community Facilities District No. 2,
	6.20%, 9/1/30		986,901
350	Temecula Unified School District, 5.00%, 9/1/27		329,770
535	Temecula Unified School District, 5.00%, 9/1/37		474,363
1,000	Torrance Redevelopment Agency, 5.625%, 9/1/28		913,540
1,000	Tustin Community Facilities District, 6.00%, 9/1/37		1,022,630
900	Whittier Public Financing Authority, (Greenleaf Avenue
	Redevelopment), 5.50%, 11/1/23		906,462
			$ 19,242,746

Transportation — 3.3%
$ 500	Bay Area Toll Authority, Toll Bridge Revenue, (San
	Francisco Bay Area), 5.25%, 4/1/29		$ 562,500
3,080	Los Angeles Department of Airports, (Los Angeles
	International Airport), 5.00%, 5/15/35(1)(2)		3,238,404
2,750	Los Angeles Department of Airports, (Los Angeles
	International Airport), (AMT), 5.375%, 5/15/30		2,922,865
			$ 6,723,769

Principal Amount
(000’s omitted)	Security	Value

Water and Sewer — 4.5%
$ 3,160	California Department of Water Resources,
	5.00%, 12/1/29	$ 3,502,038
1,740	Metropolitan Water District of Southern California,
	(Waterworks Revenue Authorization), 4.75%, 7/1/36(1)	1,804,102
3,520	Metropolitan Water District of Southern California,
	(Waterworks Revenue Authorization), 5.00%, 1/1/34	3,825,712
		$ 9,131,852

Total Tax-Exempt Investments — 112.1%
(identified cost $217,021,482)		$229,597,404

Other Assets, Less Liabilities — (12.1)%		$ (24,739,024)

Net Assets — 100.0%		$204,858,380

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGM - Assured Guaranty Municipal Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp.

FGIC - Financial Guaranty Insurance Company

NPFG - National Public Finance Guaranty Corp.

RADIAN - Radian Group, Inc.

The Fund invests primarily in debt securities issued by California municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 29.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 2.0% to 13.4% of total investments.

(1)    Security represents the underlying municipal bond of an inverse floater (see Note 1I).

(2)    Security (or a portion thereof) has been pledged as collateral for inverse floating-rate security transactions. The aggregate value of such collateral is $2,712,240.

(3)    Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

S e e notes to financ ial statem ents

Eaton Vance Massachusetts Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS

Tax-Exe m pt Inve stm e nts — 110. 2%

Principal Amount
(000’s omitted)	Security	Value

Education — 26.1%
$10,000	Massachusetts Development Finance Agency, (Boston
	College), 5.00%, 7/1/42(1)	$ 10,414,800
3,750	Massachusetts Development Finance Agency, (Boston
	University), 5.45%, 5/15/59	4,153,050
3,930	Massachusetts Development Finance Agency, (Boston
	University), 6.00%, 5/15/59	4,679,490
1,000	Massachusetts Development Finance Agency, (Middlesex
	School), 5.00%, 9/1/33	1,022,420
4,000	Massachusetts Development Finance Agency, (Milton
	Academy), 5.00%, 9/1/35	4,326,440
1,000	Massachusetts Development Finance Agency, (Mount
	Holyoke College), 5.00%, 7/1/36	1,062,950
3,515	Massachusetts Development Finance Agency, (New
	England Conservatory of Music), 5.25%, 7/1/38	3,561,609
1,000	Massachusetts Development Finance Agency, (Wheeler
	School), 6.50%, 12/1/29	1,002,170
7,260	Massachusetts Health and Educational Facilities Authority,
	(Berklee College), 5.00%, 10/1/37	7,449,631
6,000	Massachusetts Health and Educational Facilities Authority,
	(Harvard University), 5.00%, 10/1/38(1)	6,525,540
8,000	Massachusetts Health and Educational Facilities Authority,
	(Massachusetts Institute of Technology),
	5.50%, 7/1/32(2)	10,328,560
6,250	Massachusetts Health and Educational Facilities Authority,
	(Tufts University), 5.375%, 8/15/38	6,943,438
		$ 61,470,098

Electric Utilities — 2.8%
$ 6,715	Massachusetts Development Finance Agency, (Dominion
	Energy Brayton Point), (AMT), 5.00%, 2/1/36	$ 6,508,245
		$ 6,508,245

Escrowed / Prerefunded — 2.0%
$ 1,500	Massachusetts Turnpike Authority, Escrowed to Maturity,
	5.00%, 1/1/20	$ 1,830,870
2,540	Massachusetts Water Resources Authority, Escrowed to
	Maturity, 5.25%, 12/1/15	2,875,483
		$ 4,706,353

General Obligations — 2.1%
$ 4,500	Newton, 5.00%, 4/1/36	$ 4,942,395
		$ 4,942,395

Principal Amount
(000’s omitted)	Security	Value

Hospital — 12.3%
$ 2,000	Massachusetts Health and Educational Facilities Authority,
	(Baystate Medical Center, Inc.), 5.75%, 7/1/36	$ 2,152,080
1,000	Massachusetts Health and Educational Facilities Authority,
	(Berkshire Health System), 6.25%, 10/1/31	1,017,860
1,250	Massachusetts Health and Educational Facilities Authority,
	(Children’s Hospital), 5.25%, 12/1/39	1,336,200
1,000	Massachusetts Health and Educational Facilities Authority,
	(Children’s Hospital), 5.50%, 12/1/39	1,087,710
5,000	Massachusetts Health and Educational Facilities Authority,
	(Dana-Farber Cancer Institute), 5.00%, 12/1/37	5,222,900
2,055	Massachusetts Health and Educational Facilities Authority,
	(Healthcare System-Covenant Health), 6.00%, 7/1/22	2,122,096
3,320	Massachusetts Health and Educational Facilities Authority,
	(Jordan Hospital), 6.75%, 10/1/33	3,343,638
6,800	Massachusetts Health and Educational Facilities Authority,
	(Partners Healthcare System), 5.00%, 7/1/32(1)	7,015,628
4,315	Massachusetts Health and Educational Facilities Authority,
	(Southcoast Health System), 5.00%, 7/1/39	4,381,926
1,200	Massachusetts Health and Educational Facilities Authority,
	(Winchester Hospital), 5.25%, 7/1/38	1,202,628
		$ 28,882,666

Housing — 7.9%
$ 2,000	Massachusetts Housing Finance Agency, (AMT),
	4.65%, 12/1/36	$ 1,943,820
5,000	Massachusetts Housing Finance Agency, (AMT),
	4.85%, 6/1/40	4,877,500
3,960	Massachusetts Housing Finance Agency, (AMT),
	5.10%, 12/1/37	3,992,432
3,875	Massachusetts Housing Finance Agency, (AMT),
	5.20%, 12/1/37	3,951,221
3,750	Massachusetts Housing Finance Agency, (AMT),
	5.30%, 12/1/37	3,802,238
		$ 18,567,211

Industrial Development Revenue — 3.0%
$ 2,155	Massachusetts Industrial Finance Agency, (American
	Hingham Water Co.), (AMT), 6.60%, 12/1/15	$ 2,158,965
5,170	Virgin Islands Public Finance Authority, (HOVENSA LLC),
	(AMT), 4.70%, 7/1/22	4,824,386
		$ 6,983,351

Insured-Education — 7.7%
$ 2,500	Massachusetts College Building Authority, (XLCA),
	5.50%, 5/1/28	$ 3,012,325
5,000	Massachusetts College Building Authority, (XLCA),
	5.50%, 5/1/33	5,901,550

S e e notes to financ ial statem ents

Eaton Vance Massachusetts Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Education (continued)
$ 5,460	Massachusetts Development Finance Agency, (College of
	the Holy Cross), (AMBAC), 5.25%, 9/1/32(1)	$ 6,507,774
2,800	Massachusetts Development Finance Agency, (Franklin W.
	Olin College), (XLCA), 5.25%, 7/1/33	2,858,688
$ 18,280,337

Insured-Escrowed / Prerefunded — 0.1%
$ 200	Massachusetts Turnpike Authority, (NPFG), Escrowed to
	Maturity, 5.00%, 1/1/20	$ 244,116
$ 244,116

Insured-General Obligations — 2.6%
$ 5,000	Massachusetts, (AMBAC), 5.00%, 11/1/25	$ 6,100,450
$ 6,100,450

Insured-Hospital — 1.5%
$ 1,650	Massachusetts Health and Educational Facilities Authority,
	(Cape Cod Healthcare), (AGC), 5.00%, 11/15/25	$ 1,738,242
890	Massachusetts Health and Educational Facilities Authority,
	(Cape Cod Healthcare), (AGC), 5.00%, 11/15/31	923,295
785	Massachusetts Health and Educational Facilities Authority,
	(Cape Cod Healthcare), (AGC), 5.125%, 11/15/35	812,129
$ 3,473,666

Insured-Other Revenue — 4.3%
$ 8,665	Massachusetts Development Finance Agency, (WGBH
	Educational Foundation), (AMBAC), 5.75%, 1/1/42	$ 10,154,773
$ 10,154,773

Insured-Special Tax Revenue — 7.8%
$ 3,220	Martha’s Vineyard Land Bank, (AMBAC),
	5.00%, 5/1/32	$ 3,298,665
1,000	Martha’s Vineyard Land Bank, (AMBAC),
	5.00%, 5/1/34	1,024,500
7,350	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/30	8,737,606
5,000	Massachusetts School Building Authority, Dedicated Sales
	Tax Revenue, (AMBAC), 5.00%, 8/15/37(1)	5,336,450
$ 18,397,221

Principal Amount
(000’s omitted)	Security	Value

Insured-Student Loan — 3.2%
$ 2,420	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	$ 2,620,304
5,180	Massachusetts Educational Financing Authority, (AMBAC),
	(AMT), 4.70%, 1/1/33	5,040,865
$ 7,661,169

Insured-Transportation — 7.5%
$ 2,890	Massachusetts Port Authority, (Bosfuel Project), (FGIC),
	(NPFG), (AMT), 5.00%, 7/1/32	$ 2,880,290
3,735	Massachusetts Port Authority, (Bosfuel Project), (FGIC),
	(NPFG), (AMT), 5.00%, 7/1/38	3,693,243
10,750	Massachusetts Turnpike Authority, Metropolitan Highway
	System, (NPFG), 0.00%, 1/1/22	6,415,707
4,320	Puerto Rico Highway and Transportation Authority, (AGC),
	(CIFG), 5.25%, 7/1/41(1)	4,802,328
$ 17,791,568

Nursing Home — 2.2%
$ 2,205	Massachusetts Health and Educational Facilities Authority,
	(Christopher House), 6.875%, 1/1/29	$ 2,208,991
2,910	Massachusetts Industrial Finance Agency, (Age Institute
	of Massachusetts), 8.05%, 11/1/25	2,913,638
$ 5,122,629

Other Revenue — 1.3%
$ 1,590	Massachusetts Health and Educational Facilities Authority,
	(Isabella Stewart Gardner Museum), 5.00%, 5/1/22	$ 1,775,505
1,195	Massachusetts Health and Educational Facilities Authority,
	(Isabella Stewart Gardner Museum), 5.00%, 5/1/23	1,325,697
$ 3,101,202

Senior Living / Life Care — 1.8%
$ 1,400	Massachusetts Development Finance Agency, (Berkshire
Retirement Community, Inc./Edgecombe),
	5.10%, 7/1/29	$ 1,309,994
525	Massachusetts Development Finance Agency, (Carleton-
	Willard Village), 5.625%, 12/1/30	543,391
615	Massachusetts Development Finance Agency, (First
	Mortgage VOA Concord), 5.125%, 11/1/27	501,071
2,465	Massachusetts Development Finance Agency, (First
	Mortgage VOA Concord), 5.20%, 11/1/41	1,843,993
$ 4,198,449

S e e notes to financ ial statem ents

Eaton Vance Massachusetts Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Solid Waste — 1.4%
$ 3,250	Massachusetts Industrial Finance Agency, Resource
	Recovery, (Ogden Haverhill), (AMT), 5.60%, 12/1/19	$ 3,268,688
		$ 3,268,688

Special Tax Revenue — 3.6%
$ 6,450	Massachusetts Bay Transportation Authority, Sales Tax
	Revenue, 0.00%, 7/1/23	$ 3,879,223
3,335	Massachusetts Bay Transportation Authority, Sales Tax
	Revenue, 0.00%, 7/1/31	1,277,171
5,395	Massachusetts Bay Transportation Authority, Sales Tax
	Revenue, 0.00%, 7/1/34	1,763,464
85	Virgin Islands Public Finance Authority,
	5.00%, 10/1/39	85,490
1,255	Virgin Islands Public Finance Authority,
	6.75%, 10/1/37	1,422,191
		$ 8,427,539

Transportation — 1.2%
$ 2,645	Massachusetts Port Authority, 5.00%, 7/1/34	$ 2,875,644
		$ 2,875,644

Water and Sewer — 7.8%
$ 5,620	Boston Industrial Development Authority, (Harbor Electric
	Energy Co.), (AMT), 7.375%, 5/15/15	$ 5,644,053
4,000	Massachusetts Water Pollution Abatement Trust,
	5.00%, 8/1/32	4,428,400
6,495	Massachusetts Water Resources Authority,
	4.00%, 8/1/46	6,388,872
1,625	Massachusetts Water Resources Authority,
	5.25%, 12/1/15	1,825,119
		$ 18,286,444

Total Tax-Exempt Investments — 110.2%
(identified cost $242,247,092)		$259,444,214

Other Assets, Less Liabilities — (10.2)%		$ (23,999,764)

Net Assets — 100.0%		$235,444,450

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

CIFG - CIFG Assurance North America, Inc.

FGIC - Financial Guaranty Insurance Company

NPFG - National Public Finance Guaranty Corp.

XLCA - XL Capital Assurance, Inc.

The Fund invests primarily in debt securities issued by Massachusetts municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 31.6% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 1.9% to 14.4% of total investments.

(1)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(2)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

S e e notes to financ ial statem ent 22

Eaton Vance New York Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS

Tax-Exe m pt Inve stm e nts — 110. 7%

Principal Amount
(000’s omitted)	Security		Value

Cogeneration — 1.0%
$ 4,250	Suffolk County Industrial Development Agency,
(Nissequogue Cogeneration Partners Facility), (AMT),
	5.50%,	1/1/23	$ 3,921,305
			$ 3,921,305

Education — 20.9%
$ 1,810	Geneva Industrial Development Agency, (Hobart &
	William Smith Project), 5.375%, 2/1/33		$ 1,842,580
5,005	New York City Cultural Resource Trust, (The Juilliard
	School), 5.00%, 1/1/34		5,465,660
1,095	New York City Industrial Development Agency, (St.
	Francis College), 5.00%, 10/1/34		1,098,931
1,790	New York Dormitory Authority, (Brooklyn Law School),
	5.75%, 7/1/33		1,979,597
5,000	New York Dormitory Authority, (City University),
	6.00%, 7/1/20		6,059,050
5,000	New York Dormitory Authority, (Columbia University),
	5.00%, 7/1/38(1)		5,450,200
10,000	New York Dormitory Authority, (Cornell University),
	5.00%, 7/1/34(2)		10,960,000
2,500	New York Dormitory Authority, (Cornell University),
	5.00%, 7/1/39		2,726,325
2,190	New York Dormitory Authority, (New York University),
	5.25%, 7/1/48		2,372,317
8,500	New York Dormitory Authority, (Rochester Institute of
	Technology), 6.00%, 7/1/33		9,580,775
1,365	New York Dormitory Authority, (Rockefeller University),
	5.00%, 7/1/40(2)		1,491,768
5,000	New York Dormitory Authority, (Rockefeller University),
	5.00%, 7/1/40		5,464,350
5,155	New York Dormitory Authority, (St. Francis College),
	5.00%, 10/1/40		5,252,533
2,000	New York Dormitory Authority, (State University
	Educational Facilities), 5.50%, 5/15/19		2,376,580
2,480	New York Dormitory Authority, (Vassar College),
	4.25%, 7/1/39		2,491,879
9,990	New York Dormitory Authority, (Vassar College),
	5.00%, 7/1/46(2)		10,505,983
970	Onondaga Civic Development Corp., (Le Moyne College),
	5.20%, 7/1/29		999,100
2,515	Onondaga Civic Development Corp., (Le Moyne College),
	5.375%, 7/1/40		2,586,879
			$ 78,704,507

Electric Utilities — 3.5%
$ 2,930	Long Island Power Authority, Electric System Revenue,
	6.00%, 5/1/33		$ 3,393,731

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities (continued)
$ 5,000	New York State Energy Research and Development
	Authority, (Brooklyn Union Gas), (AMT),
	6.952%, 7/1/26	$ 5,010,350
4,800	Suffolk County Industrial Development Agency, (Keyspan-
	Port Jefferson), (AMT), 5.25%, 6/1/27	4,850,784
		$ 13,254,865

General Obligations — 3.1%

$ 250	New York City, 5.30%, 4/1/27	$ 284,405
5,000	New York City, 5.375%, 4/1/36	5,531,250
4,000	New York City, 6.25%, 10/15/28	4,857,360
1,000	Saratoga County, 4.75%, 7/15/37	1,052,120
25	Saratoga County, 4.75%, 7/15/38	26,286
		$ 11,751,421

Health Care-Miscellaneous — 0.2%

$ 340	New York City Industrial Development Agency, (A Very
	Special Place, Inc.), 5.75%, 1/1/29	$ 288,755
110	Suffolk County Industrial Development Agency, (Alliance
	of Long Island Agencies), Series A, 7.50%, 9/1/15	111,886
20	Suffolk County Industrial Development Agency, (Alliance
	of Long Island Agencies), Series C, 7.50%, 9/1/15	20,343
165	Suffolk County Industrial Development Agency, (Alliance
	of Long Island Agencies), Series F, 7.50%, 9/1/15	167,828
145	Suffolk County Industrial Development Agency, (Alliance
	of Long Island Agencies), Series J, 7.50%, 9/1/15	147,485
		$ 736,297

Hospital — 13.3%

$ 845	Chautauqua County Industrial Development Agency,
	(Women’s Christian Association), 6.35%, 11/15/17	$ 846,690
3,055	Chautauqua County Industrial Development Agency,
	(Women’s Christian Association), 6.40%, 11/15/29	2,942,698
3,000	Fulton County Industrial Development Agency, (Nathan
	Littauer Hospital), 6.00%, 11/1/18	2,949,030
4,250	Monroe County Industrial Development Agency, (Highland
	Hospital), 5.00%, 8/1/22	4,376,182
295	Nassau County Industrial Development Agency, (North
	Shore Health System), 5.875%, 11/1/11	300,626
4,575	New York Dormitory Authority, (Lenox Hill Hospital),
	5.50%, 7/1/30	4,578,340
6,750	New York Dormitory Authority, (Memorial Sloan-Kettering
	Cancer Center), 5.00%, 7/1/36(2)	7,110,585
2,000	New York Dormitory Authority, (Methodist Hospital),
	5.25%, 7/1/33	2,009,960
3,500	New York Dormitory Authority, (Mount Sinai Hospital),
	5.00%, 7/1/26	3,740,730
3,155	New York Dormitory Authority, (North Shore Hospital),
	5.00%, 11/1/34	3,209,487

S e e notes to financ ial statem ents

Eaton Vance New York Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 4,500	New York Dormitory Authority, (NYU Hospital Center),
	5.625%, 7/1/37	$ 4,701,060
1,420	New York Dormitory Authority, (Orange Regional Medical
	Center), 6.125%, 12/1/29	1,471,972
2,830	New York Dormitory Authority, (Orange Regional Medical
	Center), 6.25%, 12/1/37	2,891,354
2,750	Oneida County Industrial Development Agency, (Elizabeth
	Medical Center), 5.875%, 12/1/29	2,751,128
1,000	Oneida County Industrial Development Agency, (Elizabeth
	Medical Center), 6.00%, 12/1/29	1,000,790
5,000	Suffolk County Industrial Development Agency,
	(Huntington Hospital), 5.875%, 11/1/32	5,071,550
		$ 49,952,182

Housing — 3.8%

$ 3,500	New York City Housing Development Corp., MFMR,
	(AMT), 4.70%, 11/1/40	$ 3,380,685
2,000	New York City Housing Development Corp., MFMR,
	(AMT), 5.05%, 11/1/39	2,019,360
2,000	New York Housing Finance Agency, 5.25%, 11/1/41	2,074,040
3,000	New York Mortgage Agency, (AMT), 5.20%, 10/1/32	3,086,820
2,135	New York Mortgage Agency, (AMT), 5.30%, 4/1/29	2,140,807
1,520	New York Mortgage Agency, (AMT), 5.65%, 4/1/30	1,521,095
		$ 14,222,807

Industrial Development Revenue — 6.3%

$ 1,160	Chautauqua County Industrial Development Agency, (NRG
	Dunkirk Power), 5.875%, 4/1/42	$ 1,206,794
4,825	Liberty Development Corp., (Goldman Sachs Group,
	Inc.), 5.25%, 10/1/35(2)	5,118,785
4,005	Liberty Development Corp., (Goldman Sachs Group,
	Inc.), 5.50%, 10/1/37	4,408,704
3,500	New York Industrial Development Agency, (American
	Airlines, Inc. - JFK International Airport), (AMT),
	8.00%, 8/1/12	3,584,770
8,065	Onondaga County Industrial Development Agency,
	(Anheuser-Busch Cos., Inc.), 4.875%, 7/1/41	8,070,000
1,350	Port Authority of New York and New Jersey, (Continental
	Airlines), (AMT), 9.125%, 12/1/15	1,352,687
		$ 23,741,740

Insured-Education — 2.7%

$ 6,600	New York Dormitory Authority, (City University),
	(AMBAC), 5.50%, 7/1/35	$ 6,953,892
2,250	New York Dormitory Authority, (St. John’s University),
	(NPFG), 5.25%, 7/1/37	2,363,197
1,035	New York Dormitory Authority, (University of Rochester),
	(AMBAC), 4.25%, 7/1/39	1,033,241
		$ 10,350,330

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities — 1.3%

$ 4,250	Long Island Power Authority, (BHAC), 6.00%, 5/1/33	$ 4,999,190
		$ 4,999,190

Insured-Escrowed / Prerefunded — 3.5%

$ 4,285	New York Dormitory Authority, (Memorial Sloan-Kettering
	Cancer Center), (NPFG), Escrowed to Maturity,
	0.00%, 7/1/26	$ 2,578,670
4,385	New York Dormitory Authority, (Memorial Sloan-Kettering
	Cancer Center), (NPFG), Escrowed to Maturity,
	0.00%, 7/1/27	2,513,350
16,945	New York Dormitory Authority, (Memorial Sloan-Kettering
	Cancer Center), (NPFG), Escrowed to Maturity,
	0.00%, 7/1/30	8,261,535
		$ 13,353,555

Insured-General Obligations — 2.0%

$ 1,875	Brentwood Union Free School District, (AGC),
	4.75%, 11/15/21	$ 2,202,206
2,700	Brentwood Union Free School District, (AGC),
	4.75%, 11/15/22	3,149,442
675	Jamestown, (AMBAC), 7.10%, 3/15/12	737,890
675	Jamestown, (AMBAC), 7.10%, 3/15/13	777,128
515	Jamestown, (AMBAC), 7.10%, 3/15/14	618,597
		$ 7,485,263

Insured-Lease Revenue / Certificates of
Participation — 3.4%

$13,200	Hudson Yards Infrastructure Corp., (NPFG),
	4.50%, 2/15/47	$ 12,790,536
		$ 12,790,536

Insured-Other Revenue — 1.9%

$ 895	New York City Cultural Resource Trust, (American
	Museum of Natural History), (NPFG), 5.00%, 7/1/44	$ 923,488
10,225	New York City Industrial Development Agency, (Yankee
	Stadium), (AGC), 0.00%, 3/1/30	3,830,796
2,590	New York City Industrial Development Agency, (Yankee
	Stadium), (AGC), 0.00%, 3/1/31	913,364
4,825	New York City Industrial Development Agency, (Yankee
	Stadium), (AGC), 0.00%, 3/1/33	1,516,401
		$ 7,184,049

Insured-Special Tax Revenue — 4.4%

$ 3,750	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 4.75%, 11/15/45	$ 3,772,688
4,885	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 5.00%, 11/15/44	4,969,706

S e e notes to financ ial statem ents

Eaton Vance New York Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 1,000	New York Urban Development Corp., (FGIC), (NPFG),
	5.25%, 3/15/34	$ 1,051,690
6,750	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/28	2,481,030
15,975	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/34	3,625,526
4,140	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/37	765,693
		$ 16,666,333

Insured-Transportation — 3.6%
$ 5,925	Metropolitan Transportation Authority, (AGC),
	4.50%, 11/15/38	$ 6,000,425
2,695	Niagara Frontier Airport Authority, (Buffalo Niagara
	International Airport), (NPFG), (AMT), 5.625%, 4/1/29	2,704,918
5,025	Port Authority of New York and New Jersey, (AGC),
	(AMT), 4.50%, 9/1/35	5,030,326
		$ 13,735,669

Insured-Water and Sewer — 0.7%
$ 2,535	Nassau County Industrial Development Agency, (Water
	Services Corp.), (AMBAC), (AMT), 5.00%, 12/1/35	$ 2,511,526
		$ 2,511,526

Lease Revenue / Certificates of Participation — 4.6%
$ 3,885	New York City Transitional Finance Authority, (Building
	Aid), 4.50%, 1/15/38	$ 3,917,206
10,940	New York City Urban Development Corp.,
	5.70%, 4/1/20	13,345,378
		$ 17,262,584

Other Revenue — 3.6%
$ 2,000	Albany Industrial Development Agency, Civic Facility,
	(Charitable Leadership), 5.75%, 7/1/26	$ 1,582,580
10,395	Brooklyn Arena Local Development Corp., (Barclays
	Center), 0.00%, 7/15/31	3,016,525
1,260	Brooklyn Arena Local Development Corp., (Barclays
	Center), 6.25%, 7/15/40	1,373,841
2,710	New York City Cultural Resource Trust, (Museum of
	Modern Art), 5.00%, 4/1/31	2,976,718
1,000	New York City Transitional Finance Authority,
	5.25%, 1/15/27	1,126,100
1,000	New York City Transitional Finance Authority,
	5.25%, 1/15/39	1,092,950
1,960	New York City Transitional Finance Authority,
	6.00%, 7/15/33	2,292,240
		$ 13,460,954

Principal Amount
(000’s omitted)	Security	Value

Senior Living / Life Care — 0.6%
$ 800	Mount Vernon Industrial Development Agency, (Wartburg
	Senior Housing, Inc.), 6.20%, 6/1/29	$ 770,832
1,295	Suffolk County Industrial Development Agency,
	(Jefferson’s Ferry Project), 5.00%, 11/1/28	1,287,321
		$ 2,058,153

Special Tax Revenue — 6.9%
$ 6,700	Metropolitan Transportation Authority, Dedicated Tax
	Revenue, 5.00%, 11/15/34	$ 7,223,672
1,605	New York City Transitional Finance Authority,
	5.00%, 5/1/36	1,732,116
5,500	New York Dormitory Authority, Personal Income Tax
	Revenue, (University & College Improvements),
	5.25%, 3/15/38	6,095,265
1,000	New York Urban Development Corp., 5.25%, 3/15/38	1,105,180
50,000	Puerto Rico Sales Tax Financing Corp., 0.00%, 8/1/56	2,983,000
4,630	Puerto Rico Sales Tax Financing Corp., 5.25%, 8/1/57	4,854,045
1,890	Virgin Islands Public Finance Authority,
	6.75%, 10/1/37	2,141,786
		$ 26,135,064

Transportation — 9.8%
$ 2,710	Metropolitan Transportation Authority,
	5.00%, 11/15/37	$ 2,816,801
1,915	Nassau County Bridge Authority, 5.00%, 10/1/40	1,978,961
12,000	Port Authority of New York and New Jersey,
	5.00%, 11/15/37(2)	12,902,640
2,500	Port Authority of New York and New Jersey,
	6.125%, 6/1/94	3,089,400
6,160	Port Authority of New York and New Jersey, (AMT),
	4.75%, 6/15/33	6,229,238
9,000	Triborough Bridge and Tunnel Authority,
	5.25%, 11/15/34(2)	9,907,830
		$ 36,924,870

Water and Sewer — 9.6%
$ 585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/31	$ 229,039
585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/32	214,373
335	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/33	114,423
585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/36	168,907
585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/37	160,179
585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/38	151,100

S e e notes to financ ial statem ents

Eaton Vance New York Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Water and Sewer (continued)
$ 585	Dutchess County Water and Wastewater Authority,
	0.00%, 10/1/39	$ 143,477
1,000	New York City Municipal Water Finance Authority, (Water
	and Sewer System), 5.25%, 6/15/40	1,106,200
3,450	New York City Municipal Water Finance Authority, (Water
	and Sewer System), 5.75%, 6/15/40(2)	3,979,092
10	New York City Municipal Water Finance Authority, (Water
	and Sewer System), 5.75%, 6/15/40	11,534
5,910	New York Environmental Facilities Corp.,
	5.00%, 10/15/39	6,470,563
8,525	New York Environmental Facilities Corp., Clean Water
	and Drinking Water, (Municipal Water Finance),
	4.50%, 6/15/36	8,703,087
8,400	New York Environmental Facilities Corp., Clean Water
	and Drinking Water, (Municipal Water Finance),
	5.00%, 6/15/37(2)	9,070,572
5,000	New York Environmental Facilities Corp., Clean Water
	and Drinking Water, (Municipal Water Finance),
	5.125%, 6/15/38	5,469,550
		$ 35,992,096

Total Tax-Exempt Investments — 110.7%
(identified cost $392,031,800)		$417,195,296

Other Assets, Less Liabilities — (10.7)%		$ (40,168,615)

Net Assets — 100.0%		$377,026,681

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp.

FGIC - Financial Guaranty Insurance Company

MFMR - Multi-Family Mortgage Revenue

NPFG - National Public Finance Guaranty Corp.

The Fund invests primarily in debt securities issued by New York municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 21.4% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.3% to 8.0% of total investments.

(1)   Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

(2)  Security represents the underlying municipal bond of an inverse floater (see Note 1I).

S e e notes to financ ial statem ents 26

Eaton Vance Ohio Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS

Tax-Exe m pt Inve stm e nts — 102. 1%

Principal Amount
(000’s omitted)	Security	Value

Education — 4.5%

$ 2,500	Cuyahoga Community College District, 5.25%, 2/1/29	$ 2,797,150
5,000	Ohio Higher Educational Facilities Authority, (Case
	Western Reserve University), 5.00%, 12/1/33	5,280,000
550	Ohio Higher Educational Facilities Authority, (Case
	Western Reserve University), 6.50%, 10/1/20	680,009
1,495	Ohio Higher Educational Facility Commission, (Kenyon
	College), 5.00%, 7/1/41	1,536,127
2,100	Ohio Higher Educational Facility Commission, (Kenyon
	College), 5.00%, 7/1/44	2,197,209
		$ 12,490,495

Electric Utilities — 1.3%

$ 1,245	Clyde, Electric System Revenue, (AMT),
	6.00%, 11/15/14	$ 1,246,270
2,290	Puerto Rico Electric Power Authority, 5.00%, 7/1/37	2,338,502
		$ 3,584,772

Escrowed / Prerefunded — 1.2%

$ 875	North Canton Health Care Facilities, (St. Luke Lutheran),
	(GNMA), Prerefunded to 3/20/11, 6.10%, 9/20/16	$ 920,439
2,000	Ohio Water Development Authority, (Fresh Water
	Improvement), Prerefunded to 6/1/14,
	5.00%, 12/1/28(1)	2,311,400
		$ 3,231,839

General Obligations — 4.5%

$ 1,000	Beavercreek City School District, 5.00%, 12/1/36	$ 1,070,710
1,000	Butler County, Special Tax Assessment,
	5.50%, 12/1/28	1,158,310
4,500	Columbus City School District, (School Facilities,
	Construction and Improvement), 4.75%, 12/1/33	4,736,520
1,000	Highland Local School District, (School Facilities,
	Construction and Improvement), 5.50%, 12/1/36	1,119,490
4,000	Maple Heights City School District, 5.00%, 1/15/37	4,103,840
255	Tuscarawas County, (Public Library Improvement),
	6.90%, 12/1/11	255,821
		$ 12,444,691

Hospital — 8.7%

$ 950	Franklin County, (Nationwide Children’s Hospital),
	5.00%, 11/1/34	$ 992,275
1,250	Miami County, (Upper Valley Medical Center),
	5.25%, 5/15/26	1,285,800
1,000	Montgomery County, (Catholic Health Initiatives),
	5.50%, 5/1/34	1,101,190

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 2,375	Ohio Higher Educational Facilities Authority, (University
	Hospital Health Systems, Inc.), 4.75%, 1/15/46	$ 2,330,944
5,000	Ohio Higher Educational Facilities Authority, (University
	Hospital Health Systems, Inc.), 5.25%, 1/15/46	5,109,700
4,880	Ohio Higher Educational Facility Commission, (Cleveland
	Clinic Health System), 5.25%, 1/1/33	5,187,781
2,000	Ohio Higher Educational Facility Commission, (Cleveland
	Clinic Health System), 5.50%, 1/1/39	2,168,000
2,900	Ohio Higher Educational Facility Commission, (Summa
	Health System), 5.75%, 11/15/40	2,983,984
2,075	Richland County Hospital Facilities, (MedCentral Health
	Systems), 5.25%, 11/15/36	2,084,566
830	Richland County Hospital Facilities, (MedCentral Health
	Systems), 6.375%, 11/15/30	839,653
		$ 24,083,893

Housing — 0.4%

$ 1,125	Ohio Housing Finance Agency, (Residential Mortgage-
	Backed Securities), (FNMA), (GNMA), (AMT),
	4.75%, 3/1/37	$ 1,108,305
		$ 1,108,305

Industrial Development Revenue — 3.7%

$ 3,105	Cleveland Airport, (Continental Airlines), (AMT),
	5.375%, 9/15/27	$ 2,641,361
4,000	Ohio Sewer and Solid Waste Disposal Facilities,
	(Anheuser-Busch Cos., Inc.), (AMT), 6.00%, 7/1/35	4,003,480
825	Ohio Water Development Authority, Solid Waste Disposal,
	(Allied Waste North America, Inc.), (AMT),
	5.15%, 7/15/15	842,267
3,165	Virgin Islands Public Finance Authority, (HOVENSA LLC),
	(AMT), 4.70%, 7/1/22	2,953,420
		$ 10,440,528

Insured-Education — 4.7%

$ 2,175	Kent State University, (AGC), 5.00%, 5/1/29	$ 2,375,448
945	Miami University, (AMBAC), 3.25%, 9/1/26	875,826
2,770	Ohio Higher Educational Facilities Authority, (University of
	Dayton), (AMBAC), 5.00%, 12/1/30	2,896,838
6,700	University of Cincinnati, (NPFG), 5.00%, 6/1/34	7,079,421
		$ 13,227,533

Insured-Electric Utilities — 10.9%

$ 4,300	American Municipal Power-Ohio, Inc., (Prairie State
	Energy Campus), (AGC), 5.25%, 2/15/33	$ 4,597,646
2,540	Cleveland Public Power System, (NPFG),
	0.00%, 11/15/27	1,133,018
2,000	Cleveland Public Power System, (NPFG),
	5.00%, 11/15/38	2,094,080

S e e notes to financ ial statem ents

Eaton Vance Ohio Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities (continued)
$ 2,000	Cuyahoga County Utility Systems, (Medical Center Co.),
	(NPFG), (AMT), 6.10%, 8/15/15	$ 2,005,560
2,000	Hamilton, Electric System Revenue, (AGM),
	4.70%, 10/15/25	2,125,180
5,820	Ohio Air Quality Development Authority, (Dayton
	Power & Light Co.), (BHAC), (FGIC), 4.80%, 1/1/34	5,980,050
4,680	Ohio Air Quality Development Authority, (Ohio Power),
	(AMBAC), 5.15%, 5/1/26	4,689,032
3,000	Ohio Municipal Electric Generation Agency, (NPFG),
	0.00%, 2/15/26	1,473,060
2,500	Ohio Municipal Electric Generation Agency, (NPFG),
	0.00%, 2/15/27	1,155,325
4,750	Ohio Municipal Electric Generation Agency, (NPFG),
	0.00%, 2/15/28	2,058,793
2,750	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/35	3,016,640
		$ 30,328,384

Insured-Escrowed / Prerefunded — 2.4%

$ 1,000	Cincinnati City School District, (Classroom Facilities
Construction & Improvement), (AGM), Prerefunded to
	12/1/13, 5.00%, 12/1/31	$ 1,134,040
1,500	Little Miami School District, (AGM), Prerefunded to
	12/1/16, 5.00%, 12/1/34	1,808,220
1,000	Marysville Exempt Village School District, (School
	Facilities), (NPFG), Prerefunded to 6/1/15,
	5.25%, 12/1/30	1,191,290
845	Ohio Higher Educational Facilities Authority, (Xavier
	University), (CIFG), Prerefunded to 5/1/16,
	5.00%, 5/1/22	1,004,798
1,245	Ohio Higher Educational Facilities Authority, (Xavier
	University), (CIFG), Prerefunded to 5/1/16,
	5.25%, 5/1/21	1,497,075

		$ 6,635,423

Insured-General Obligations — 34.7%

$ 2,000	Adams County Local School District, (AGM),
	4.25%, 12/1/33	$ 2,026,000
1,300	Brookfield Local School District, (AGM),
	5.25%, 1/15/36	1,397,136
2,500	Canal Winchester Local School District, (NPFG),
	0.00%, 12/1/32	843,750
1,000	Cincinnati City School District, (Classroom Facilities
	Construction & Improvement), (AGM),
	5.00%, 12/1/21	1,201,220
10,000	Cincinnati City School District, (Classroom Facilities
	Construction & Improvement), (AGM), (FGIC),
	5.25%, 12/1/29	12,168,400
5,000	Cincinnati City School District, (Classroom Facilities
	Construction & Improvement), (AGM), (FGIC),
	5.25%, 12/1/30	6,050,400

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations (continued)
$ 2,155	Cleveland, (AMBAC), 5.50%, 10/1/23	$ 2,648,344
1,550	Clyde-Green Springs Exempted Village School District,
	(AGM), 4.50%, 12/1/31	1,597,058
3,500	Columbus School District, (Classroom Facilities
	Construction & Improvement), (AGM),
	4.25%, 12/1/32	3,542,490
3,700	Fairview Park, (NPFG), 5.00%, 12/1/25	3,945,754
3,085	Hamilton City School District, (AGM), 4.25%, 12/1/30	3,126,894
770	Hamilton City School District, (AGM), 5.00%, 12/1/18	885,870
1,090	Hilliard School District, (NPFG), 5.00%, 12/1/27	1,186,596
1,965	Lakewood City School District, (AGM),
	4.50%, 12/1/26	2,113,731
9,605	Maderia City School District, (AGM), 5.25%, 12/1/32	11,884,843
3,525	Mason City School District, (AGM), 5.25%, 12/1/31	4,378,332
1,750	Mount Healthy City School District, (AGM),
	5.00%, 12/1/31	1,877,050
3,500	Mount Healthy City School District, (AGM),
	5.00%, 12/1/35	3,694,705
1,745	Olentangy Local School District, (AGM),
	5.00%, 12/1/21	1,959,495
5,255	Olentangy Local School District, (AGM),
	5.00%, 12/1/30	5,666,729
550	Orrville City School District, (AMBAC), 5.25%, 12/1/35	588,032
1,620	Painesville City School District, (NPFG),
	5.00%, 12/1/24	1,741,063
785	Pickerington Local School District, (NPFG),
	4.25%, 12/1/34	784,372
1,500	Pickerington Local School District, (School Facility
	Contract), (FGIC), (NPFG), 0.00%, 12/1/16	1,288,875
5,000	Springboro Community City School District, (AGM),
	5.25%, 12/1/30	6,090,400
5,000	Springboro Community City School District, (AGM),
	5.25%, 12/1/32	6,007,900
6,705	Westerville City School District, (XLCA),
	5.00%, 12/1/27	7,894,333
		$ 96,589,772

Insured-Hospital — 3.5%
$ 3,550	Butler County, (Cincinnati Children’s Hospital), (FGIC),
	(NPFG), 5.00%, 5/15/31	$ 3,612,445
1,300	Franklin County, (Ohio Health Corp.), (NPFG),
	5.00%, 5/15/33	1,320,228
1,555	Hamilton County, (Cincinnati Children’s Hospital), (FGIC),
	(NPFG), 5.00%, 5/15/32	1,569,788
2,575	Lorain County, (Catholic Healthcare Partners), (AGM),
	Variable Rate, 17.583%, 2/1/29(2)(3)(4)	3,109,673
		$ 9,612,134

S e e notes to financ ial statem ents

Eaton Vance Ohio Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue — 1.0%
$ 4,760	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/29	$ 1,613,783
5,000	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/34	1,134,750
590	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/37	109,120
$ 2,857,653

Insured-Transportation — 5.6%
$ 7,000	Ohio Turnpike Commission, (FGIC), (NPFG),
	5.50%, 2/15/24	$ 8,253,000
5,000	Puerto Rico Highway and Transportation Authority, (AGC),
	(CIFG), 5.25%, 7/1/41(5)	5,558,250
1,595	Puerto Rico Highway and Transportation Authority,
	(NPFG), 5.25%, 7/1/32	1,722,680
$ 15,533,930

Insured-Water and Sewer — 1.9%
$ 5,000	Cleveland Waterworks, (NPFG), 5.00%, 1/1/37	$ 5,238,650
$ 5,238,650

Lease Revenue / Certificates of Participation — 0.6%
$ 1,455	Franklin County Convention Facilities Authority,
	5.00%, 12/1/27	$ 1,604,385
$ 1,604,385

Nursing Home — 0.3%
$ 875	Cuyahoga County Health Care Facilities, (Maple Care
	Center), (GNMA), (AMT), 8.00%, 8/20/16	$ 907,078
$ 907,078

Other Revenue — 3.1%
$23,090	Buckeye Tobacco Settlement Financing Authority,
	0.00%, 6/1/47	$ 746,731
2,275	Buckeye Tobacco Settlement Financing Authority,
	5.875%, 6/1/47	1,671,556
1,500	Ohio State Building Authority, 5.00%, 10/1/27	1,665,990
4,700	Riversouth Authority, (Lazarus Building Redevelopment),
	5.75%, 12/1/27	4,528,403
$ 8,612,680

Pooled Loans — 4.0%
$ 615	Cleveland-Cuyahoga County Port Authority, (Columbia
	National), (AMT), 5.00%, 5/15/20	$ 570,271

Principal Amount
(000’s omitted)	Security	Value

Pooled Loans (continued)
$ 665	Cleveland-Cuyahoga County Port Authority, (Fairmount
	Project), 5.125%, 5/15/25	$ 602,803
60	Ohio Economic Development Commission, (Burrows
	Paper), (AMT), 7.625%, 6/1/11	60,263
1,440	Ohio Economic Development Commission, (Ohio
	Enterprise Bond Fund), (AMT), 4.85%, 6/1/25	1,496,247
7,455	Rickenbacker Port Authority, Oasbo Expanded Asset Pool
	Loan, 5.375%, 1/1/32(5)	8,110,369
370	Toledo Lucas County Port Authority, (AMT),
	5.125%, 11/15/25	318,248
		$ 11,158,201

Special Tax Revenue — 1.4%
$ 1,740	Cleveland-Cuyahoga County Port Authority,
	7.00%, 12/1/18	$ 1,778,802
1,370	Cuyahoga County Economic Development, (Shaker
	Square), 6.75%, 12/1/30	1,412,374
675	Virgin Islands Public Finance Authority,
	6.75%, 10/1/37	764,924
		$ 3,956,100

Water and Sewer — 3.7%
$ 3,000	Cincinnati Water System Authority, 4.50%, 12/1/23	$ 3,251,280
3,850	Cincinnati Water System Authority, 5.00%, 12/1/32	4,176,326
750	Ohio Water Development Authority, Water Pollution
	Control, (Fresh Water Quality), 5.00%, 12/1/28	849,187
750	Ohio Water Development Authority, Water Pollution
	Control, (Fresh Water Quality), 5.00%, 6/1/30	839,745
1,000	Ohio Water Development Authority, Water Pollution
	Control, (Fresh Water Quality), 5.25%, 6/1/20	1,239,440
		$ 10,355,978

Total Tax-Exempt Investments — 102.1%
(identified cost $267,577,424)		$284,002,424

Other Assets, Less Liabilities — (2.1)%		$ (5,806,721)

Net Assets — 100.0%		$278,195,703

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp.

S e e notes to financ ial statem ents

Eaton Vance Ohio Municipal Income Fund as of Se pte m be r 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

CIFG - CIFG Assurance North America, Inc.

FGIC - Financial Guaranty Insurance Company

FNMA - Federal National Mortgage Association

GNMA - Government National Mortgage Association

NPFG - National Public Finance Guaranty Corp.

XLCA - XL Capital Assurance, Inc.

The Fund invests primarily in debt securities issued by Ohio municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 63.4% of total investments are backed by bond insurance various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 2.1% to 29.5% of total investments

(1)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(2)	Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2010, the aggregate value of these securities is $3,109,673 or 1.1% of the Fund’s net assets.
(3)	Security has been issued as a leveraged inverse floater bond. The stated interest rate represents the rate in effect at September 30, 2010.
(4)	Security is subject to a shortfall agreement which may require the Fund to pay amounts to a counterparty in the event of a significant decline in the market value of the security underlying the inverse floater. In case of a shortfall, the maximum potential amount of payments the Fund could ultimately be required to make under the agreement is $7,725,000. However, such shortfall payment would be reduced by the proceeds from the sale of the security underlying the inverse floater.
(5)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Rhode Island Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS

Tax-Exe m pt Inve stm e nts — 100. 6%

Principal Amount
(000’s omitted)	Security	Value

Education — 9.3%
$ 500	Rhode Island Health and Educational Building Corp.,
	(Brown University), 4.75%, 9/1/33	$ 511,395
2,105	Rhode Island Health and Educational Building Corp.,
	(Brown University), 4.75%, 9/1/37	2,171,644
750	Rhode Island Health and Educational Building Corp., (New
	England Institute of Technology), 5.125%, 3/1/40	772,853
1,000	Rhode Island Health and Educational Building Corp.,
	(University of Rhode Island), 6.25%, 9/15/34	1,112,420
$ 4,568,312

Escrowed / Prerefunded — 2.3%
$1,000	Rhode Island Health and Educational Building Corp.,
(Hospital Financing-Lifespan Obligation Group), Prerefunded
	to 8/15/12, 6.50%, 8/15/32	$ 1,109,060
$ 1,109,060

General Obligations — 0.4%
$ 225	Puerto Rico, 0.00%, 7/1/16	$ 178,754
$ 178,754

Hospital — 3.1%
$ 500	Fulton County, GA, Development Authority, (Children’s
	Healthcare of Atlanta), 5.25%, 11/15/39	$ 531,630
655	Kansas Development Finance Authority, (Adventist
	Healthcare), 5.75%, 11/15/38	729,159
250	Massachusetts Health and Educational Facilities Authority,
	(Children’s Hospital), 5.25%, 12/1/39	267,240
$ 1,528,029

Housing — 3.9%
$ 900	Rhode Island Housing and Mortgage Finance Corp.,
	(AMT), 4.90%, 4/1/22	$ 905,067
1,000	Rhode Island Housing and Mortgage Finance Corp.,
	(AMT), 4.90%, 10/1/28	1,011,930
$ 1,916,997

Industrial Development Revenue — 4.0%
$ 750	Rhode Island Industrial Facilities Corp., (Waste
	Management, Inc.), (AMT), 4.625%, 4/1/16	$ 771,308
1,250	Virgin Islands Public Finance Authority, (HOVENSA LLC),
	(AMT), 4.70%, 7/1/22	1,166,437
$ 1,937,745

Principal Amount
(000’s omitted)	Security	Value

Insured-Education — 8.7%
$1,395	Rhode Island Health and Educational Building Corp.,
	(Bryant College), (AMBAC), 5.00%, 12/1/31	$ 1,405,937
400	Rhode Island Health and Educational Building Corp.,
(Higher Education Facilities-Salve Regina University),
	(RADIAN), 5.125%, 3/15/32	402,820
1,000	Rhode Island Health and Educational Building Corp.,
(Higher Education Facilities-University of Rhode Island),
	(AMBAC), 5.00%, 9/15/30	1,043,180
350	Rhode Island Health and Educational Building Corp.,
(Rhode Island School of Design), (NPFG),
	5.00%, 6/1/31	356,097
1,000	Rhode Island Health and Educational Building Corp.,
	(State Colleges), (AGM), 5.00%, 9/15/40	1,036,500
$ 4,244,534

Insured-Electric Utilities — 3.3%
$ 250	Puerto Rico Electric Power Authority, (BHAC), (FGIC),
	(NPFG), 5.25%, 7/1/24	$ 294,720
310	Puerto Rico Electric Power Authority, (NPFG),
	5.25%, 7/1/29	346,347
865	Puerto Rico Electric Power Authority, (NPFG),
	5.50%, 7/1/16	995,200
$ 1,636,267

Insured-Escrowed / Prerefunded — 2.9%
$ 230	Rhode Island Depositors Economic Protection Corp.,
	(AGM), Escrowed to Maturity, 5.75%, 8/1/21	$ 301,022
1,000	Rhode Island Depositors Economic Protection Corp.,
	(NPFG), Escrowed to Maturity, 5.80%, 8/1/12	1,096,120
$ 1,397,142

Insured-General Obligations — 2.0%
$ 600	North Kingstown, (FGIC), (NPFG), 5.00%, 10/1/25	$ 655,218
325	Warwick, (AMBAC), 5.00%, 7/15/21	343,798
$ 999,016

Insured-Hospital — 2.1%
$1,000	Rhode Island Health and Educational Building Corp.,
	(Rhode Island Hospital), (AGM), 5.00%, 5/15/32	$ 1,032,830
$ 1,032,830

Insured-Housing — 5.5%
$ 750	Rhode Island Housing and Mortgage Finance Corp.,
(Rental Housing Program), (AGM), (AMT),
	5.00%, 10/1/48	$ 750,457

S e e notes to financ ial statem ents

Eaton Vance Rhode Island Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Housing (continued)
$ 400	Rhode Island Housing and Mortgage Finance Corp.,
(Rental Housing Program), (AGM), (AMT),
	5.25%, 10/1/31	$ 400,052
500	Rhode Island Housing and Mortgage Finance Corp.,
(Rental Housing Program), (AGM), (AMT),
	5.50%, 10/1/49	515,130
1,000	Rhode Island Housing and Mortgage Finance Corp.,
(Rental Housing Program), (AGM), (AMT),
	5.55%, 10/1/32	1,002,940
$ 2,668,579

Insured-Lease Revenue / Certificates of
Participation — 5.9%
$1,770	Convention Center Authority of Rhode Island, (NPFG),
	5.25%, 5/15/15	$ 1,925,406
750	Puerto Rico Public Finance Corp., (AMBAC), Escrowed to
	Maturity, 5.50%, 8/1/27	972,585
$ 2,897,991

Insured-Other Revenue — 8.0%
$ 500	Rhode Island Health and Educational Building Corp.,
(Providence Public Buildings Authority), (AGM),
	5.00%, 5/15/27	$ 529,330
1,000	Rhode Island Health and Educational Building Corp.,
	(Public Schools), (AGC), 5.00%, 5/15/34	1,040,440
750	Rhode Island Health and Educational Building Corp.,
	(Public Schools), (AGC), 5.25%, 5/15/29	800,295
1,000	Rhode Island Health and Educational Building Corp.,
	(Public Schools), (AGM), 4.75%, 5/15/29	1,038,170
500	Rhode Island Health and Educational Building Corp.,
	(Public Schools), (AMBAC), 5.00%, 5/15/27	530,620
$ 3,938,855

Insured-Pooled Loans — 2.8%
$1,000	Rhode Island Student Loan Authority, (AMBAC), (AMT),
	4.85%, 12/1/36	$ 895,670
500	Rhode Island Student Loan Authority, (AMBAC), (AMT),
	4.90%, 12/1/26	479,735
$ 1,375,405

Insured-Solid Waste — 1.5%
$ 750	Rhode Island Resource Recovery Corp., (NPFG), (AMT),
	5.00%, 3/1/22	$ 756,922
$ 756,922

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue — 7.7%
$ 265	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/28	$ 97,403
1,425	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/29	483,118
1,625	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/37	300,544
2,000	Puerto Rico Infrastructure Financing Authority, (FGIC),
	0.00%, 7/1/30	620,480
1,820	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	122,886
395	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	53,266
785	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	98,863
630	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	74,321
750	Rhode Island Economic Development Corp., (Rhode Island
	Department of Transportation), Motor Fuel Tax Revenue,
	(AGC), 5.375%, 6/15/27	831,555
1,000	Rhode Island Economic Development Corp., (Rhode Island
	Department of Transportation), Motor Fuel Tax Revenue,
	(AMBAC), 5.00%, 6/15/26	1,066,710
		$ 3,749,146

Insured-Transportation — 7.6%
$1,500	Puerto Rico Highway and Transportation Authority, (AGC),
	(CIFG), 5.25%, 7/1/41(1)	$ 1,667,475
1,000	Rhode Island Economic Development Corp., (Rhode Island
	Airport Corp.), (AGC), (AMT), 5.25%, 7/1/38	1,021,300
1,000	Rhode Island Economic Development Corp., (T.F. Green
	Airport), (AGM), (AMT), 5.00%, 7/1/20	1,042,430
		$ 3,731,205

Insured-Water and Sewer — 4.0%
$1,500	Narragansett Bay Commission, (NPFG), 5.00%, 8/1/35	$ 1,565,220
350	Rhode Island Clean Water, Water Pollution Control,
	(NPFG), 5.40%, 10/1/15(2)	387,674
		$ 1,952,894

Nursing Home — 2.0%
$1,000	Rhode Island Health and Educational Building Corp.,
	(Tockwotton Home), 6.25%, 8/15/22	$ 999,870
		$ 999,870

Other Revenue — 2.9%
$ 250	Central Falls Detention Facility Revenue,
	7.25%, 7/15/35	$ 220,180

S e e notes to financ ial statem ents

Eaton Vance Rhode Island Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Other Revenue (continued)
$1,000	Rhode Island Health and Educational Building Corp.,
	(Public Schools), 5.00%, 5/15/29	$ 1,079,110
7,125	Tobacco Settlement Financing Corp., 0.00%, 6/1/52	113,715
		$ 1,413,005

Special Tax Revenue — 5.2%
$ 135	Guam, Limited Obligation Bonds, 5.625%, 12/1/29	$ 143,379
145	Guam, Limited Obligation Bonds, 5.75%, 12/1/34	152,691
1,260	Puerto Rico Sales Tax Financing Corp., 5.25%, 8/1/57(1)	1,320,971
450	Tiverton Obligation Tax Increment, (Mount Hope Bay
	Village), 6.875%, 5/1/22	452,579
100	Virgin Islands Public Finance Authority, 5.00%, 10/1/39	100,576
325	Virgin Islands Public Finance Authority, 6.75%, 10/1/37	368,297
		$ 2,538,493

Transportation — 3.2%
$1,000	Pennsylvania Turnpike Commission, 5.25%, 6/1/39	$ 1,056,670
500	Rhode Island Turnpike and Bridge Authority,
	5.00%, 12/1/39	521,060
		$ 1,577,730

Water and Sewer — 2.3%
$1,000	Rhode Island Clean Water Financing Authority, Water
	Pollution Control, 5.00%, 10/1/30	$ 1,130,230
		$ 1,130,230

Total Tax-Exempt Investments — 100.6%
(identified cost $48,095,221)		$49,279,011

Other Assets, Less Liabilities — (0.6)%		$ (278,375)

Net Assets — 100.0%		$49,000,636

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp.

CIFG - CIFG Assurance North America, Inc.

FGIC - Financial Guaranty Insurance Company

NPFG - National Public Finance Guaranty Corp.

RADIAN - Radian Group, Inc.

The Fund invests primarily in debt securities issued by Rhode Island municipalities. In addition, 15.6% of the Fund’s net assets at September 30, 2010 were invested in municipal obligations issued by Puerto Rico. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 61.7% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.6% to 17.5% of total investments.

(1)    Security represents the underlying municipal bond of an inverse floater (see Note 1I).

(2)    Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

S e e notes to financ ial statem ent 33

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS State m ents of Asse ts and Liabilities

As of September 30, 2010

	California Fund	Massachusetts Fund	New York Fund

Assets

Investments —
Identified cost	$217,021,482	$242,247,092	$392,031,800
Unrealized appreciation	12,575,922	17,197,122	25,163,496

Investments, at value	$ 229,597,404	$ 259,444,214	$ 417,195,296
Cash	$ 1,969,551	$ 82,252	$ 377,045
Interest receivable	2,548,965	3,657,631	5,790,971
Receivable for investments sold	156,075	49,463	75,246
Receivable for Fund shares sold	200,501	174,240	331,059
Receivable for variation margin on open financial futures contracts	—	6,250	—

Total assets	$ 234,472,496	$ 263,414,050	$ 423,769,617

Liabilities

Payable for floating rate notes issued	$ 28,365,000	$ 26,150,000	$ 44,990,000
Demand note payable	—	700,000	—
Payable for variation margin on open financial futures contracts	3,125	—	20,500
Payable for open swap contracts	7,786	135,316	193,076
Payable for Fund shares redeemed	568,349	226,696	509,618
Distributions payable	329,648	412,360	479,201
Payable to affiliates:
Investment adviser fee	78,754	77,475	124,648
Distribution and service fees	50,737	50,220	96,076
Interest expense and fees payable	58,469	58,579	124,772
Accrued expenses	152,248	158,954	205,045

Total liabilities	$ 29,614,116	$ 27,969,600	$ 46,742,936

Net Assets	$ 204,858,380	$ 235,444,450	$ 377,026,681

Sources of Net Assets

Paid-in capital	$212,114,829	$256,495,038	$386,849,054
Accumulated net realized loss	(20,227,808)	(38,558,331)	(35,417,871)
Accumulated undistributed net investment income	370,186	517,044	408,352
Net unrealized appreciation	12,601,173	16,990,699	25,187,146

Net Assets	$ 204,858,380	$ 235,444,450	$ 377,026,681

Class A Shares

Net Assets	$180,088,687	$196,938,644	$305,437,199
Shares Outstanding	18,002,241	22,194,511	31,213,504
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.00	$ 8.87	$ 9.79
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 10.50	$ 9.31	$ 10.28

Class B Shares

Net Assets	$ 3,375,349	$ —	$ 11,328,252
Shares Outstanding	364,911	—	1,156,043
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.25	$ —	$ 9.80

Class C Shares

Net Assets	$ 13,108,661	$ 22,718,093	$ 46,851,933
Shares Outstanding	1,417,058	2,558,918	4,785,190
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.25	$ 8.88	$ 9.79

Class I Shares

Net Assets	$ 8,285,683	$ 15,787,713	$ 13,409,297
Shares Outstanding	827,566	1,779,618	1,370,411
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.01	$ 8.87	$ 9.78

On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e notes to financ ial statem ents 34

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State m ents of Asse ts and Liabilities

As of September 30, 2010

	Ohio Fund	Rhode Island Fund

Assets

Investments —
Identified cost	$267,577,424	$48,095,221
Unrealized appreciation	16,425,000	1,183,790

Investments, at value	$ 284,002,424	$ 49,279,011
Cash	$ 89,071	$ 969,018
Interest receivable	3,945,813	692,538
Receivable for investments sold	924,630	—
Receivable for Fund shares sold	338,452	17,053
Receivable for variation margin on open financial futures contracts	2,594	875

Total assets	$ 289,302,984	$ 50,958,495

Liabilities

Payable for floating rate notes issued	$ 7,470,000	$ 1,695,000
Demand note payable	500,000	—
Payable for investments purchased	1,559,473	—
Payable for open swap contracts	6,423	27,389
Payable for Fund shares redeemed	891,847	65,353
Distributions payable	347,008	76,531
Payable to affiliates:
Investment adviser fee	96,358	9,817
Distribution and service fees	64,839	13,516
Interest expense and fees payable	19,187	3,412
Accrued expenses	152,146	66,841

Total liabilities	$ 11,107,281	$ 1,957,859

Net Assets	$ 278,195,703	$ 49,000,636

Sources of Net Assets

Paid-in capital	$288,367,572	$51,914,659
Accumulated net realized loss	(26,240,284)	(4,032,838)
Accumulated distributions in excess of net investment income	(89,284)	(27,933)
Net unrealized appreciation	16,157,699	1,146,748

Net Assets	$ 278,195,703	$ 49,000,636

Class A Shares

Net Assets	$247,553,741	$40,266,119
Shares Outstanding	27,077,975	4,441,475
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 9.14	$ 9.07
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 9.60	$ 9.52

Class B Shares

Net Assets	$ —	$ 5,272,135
Shares Outstanding	—	568,318
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ —	$ 9.28

Class C Shares

Net Assets	$ 30,640,941	$ 3,461,363
Shares Outstanding	3,353,308	372,944
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.14	$ 9.28

Class I Shares

Net Assets	$ 1,021	$ 1,019
Shares Outstanding	112	112
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding, including fractional shares)	$ 9.14	$ 9.06

On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e notes to financ ial statem ents 35

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Statements of Operations For the Year Ended September 30, 2010

	California Fund	Massachusetts Fund	New York Fund

Investment Income
Interest	$11,900,672	$13,841,960	$20,872,132
Total investment income	$ 11,900,672	$13,841,960	$20,872,132

Expenses
Investment adviser fee	$ 970,416	$ 1,031,595	$ 1,601,637
Distribution and service fees
Class A	461,801	385,898	614,860
Class B	33,765	97,344	102,756
Class C	125,787	187,347	419,529
Trustees’ fees and expenses	7,528	8,692	13,199
Custodian fee	133,166	151,190	199,653
Transfer and dividend disbursing agent fees	81,458	97,705	176,749
Legal and accounting services	96,067	89,149	98,306
Printing and postage	15,585	19,237	30,116
Registration fees	1,629	17,774	9,130
Interest expense and fees	216,224	232,777	347,580
Miscellaneous	30,590	30,606	39,464
Total expenses	$ 2,174,016	$ 2,349,314	$ 3,652,979
Deduct —
Reduction of custodian fee	$ 860	$ 597	$ 2,416
Total expense reductions	$ 860	$ 597	$ 2,416

Net expenses	$ 2,173,156	$ 2,348,717	$ 3,650,563

Net investment income	$ 9,727,516	$11,493,243	$17,221,569

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ 4,001,794	$ (1,777,617)	$ 640,325
Financial futures contracts	(1,766,367)	(3,188,291)	(6,491,448)
Swap contracts	(1,910,280)	(980,494)	(1,399,022)
Net realized gain (loss)	$ 325,147	$ (5,946,402)	$ (7,250,145)
Change in unrealized appreciation (depreciation) —
Investments	$ (807,047)	$ 5,495,154	$ 8,801,694
Financial futures contracts	375,591	595,040	1,054,160
Swap contracts	557,050	(48,476)	(69,168)
Net change in unrealized appreciation (depreciation)	$ 125,594	$ 6,041,718	$ 9,786,686

Net realized and unrealized gain	$ 450,741	$ 95,316	$ 2,536,541

Net increase in net assets from operations	$ 10,178,257	$11,588,559	$19,758,110

S e e notes to financ ial statem ents 36

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Statements of Operations

For the Year Ended September 30, 2010

	Ohio Fund	Rhode Island Fund

Investment Income
Interest	$14,269,910	$2,566,844
Total investment income	$14,269,910	$2,566,844

Expenses
Investment adviser fee	$ 1,162,331	$ 132,617
Distribution and service fees
Class A	511,768	78,700
Class B	—	63,128
Class C	280,776	36,970
Trustees’ fees and expenses	10,309	2,195
Custodian fee	163,346	40,963
Transfer and dividend disbursing agent fees	123,193	22,174
Legal and accounting services	72,530	44,848
Printing and postage	22,774	7,543
Registration fees	11,414	1,634
Interest expense and fees	58,912	11,069
Miscellaneous	19,647	18,154
Total expenses	$ 2,437,000	$ 459,995
Deduct —
Reduction of custodian fee	$ 1,776	$ 345
Total expense reductions	$ 1,776	$ 345

Net expenses	$ 2,435,224	$ 459,650

Net investment income	$11,834,686	$2,107,194

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ 830,375	$ (69,632)
Financial futures contracts	(3,379,515)	(135,990)
Swap contracts	(1,122,004)	(198,457)
Net realized loss	$ (3,671,144)	$ (404,079)
Change in unrealized appreciation (depreciation) —
Investments	$ 2,366,646	$ 710,903
Financial futures contracts	358,492	13,108
Swap contracts	419,336	(9,812)
Net change in unrealized appreciation (depreciation)	$ 3,144,474	$ 714,199

Net realized and unrealized gain (loss)	$ (526,670)	$ 310,120

Net increase in net assets from operations	$11,308,016	$2,417,314

S e e notes to financ ial statem ents 37

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State ments of Change s in Ne t A ssets

For the Year Ended September 30, 2010

Increase (Decrease) in Net Assets	California Fund	Massachusetts Fund	New York Fund
From operations —
Net investment income	$ 9,727,516	$ 11,493,243	$ 17,221,569
Net realized gain (loss) from investment transactions, financial futures contracts and swap contracts	325,147	(5,946,402)	(7,250,145)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and
swap contracts	125,594	6,041,718	9,786,686

Net increase in net assets from operations	$ 10,178,257	$ 11,588,559	$ 19,758,110
Distributions to shareholders —
From net investment income
Class A	$ (8,536,458)	$ (9,238,054)	$ (14,525,676)
Class B	(131,389)	(624,027)	(433,293)
Class C	(490,029)	(797,761)	(1,768,259)
Class I	(294,854)	(658,451)	(433,585)

Total distributions to shareholders	$ (9,452,730)	$ (11,318,293)	$ (17,160,813)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 7,840,473	$ 9,777,157	$ 26,366,550
Class B	583,758	189,612	1,704,324
Class C	2,438,649	7,556,854	11,378,545
Class I	6,842,580	5,552,656	12,993,282
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	5,118,447	5,149,085	10,095,421
Class B	62,283	374,564	255,977
Class C	296,750	528,512	1,154,313
Class I	13,015	220,988	47,953
Cost of shares redeemed
Class A	(40,479,728)	(46,003,526)	(65,442,475)
Class B	(532,404)	(2,544,730)	(1,418,987)
Class C	(2,623,478)	(4,240,421)	(9,294,102)
Class I	(1,387,412)	(1,087,107)	(1,618,464)
Net asset value of shares exchanged
Class A	388,198	2,533,540	364,036
Class B	(388,198)	(2,533,540)	(364,036)
Net asset value of shares merged*
Class A	—	18,029,357	—
Class B	—	(18,029,357)	—
Contingent deferred sales charges
Class B	—	751	—

Net decrease in net assets from Fund share transactions	$ (21,827,067)	$ (24,525,605)	$ (13,777,663)

Net decrease in net assets	$ (21,101,540)	$ (24,255,339)	$ (11,180,366)

Net Assets
At beginning of year	$225,959,920	$259,699,789	$388,207,047

At end of year	$ 204,858,380	$ 235,444,450	$ 377,026,681

Accumulated undistributed net investment income
included in net assets

At end of year	$ 370,186	$ 517,044	$ 408,352
* At the close of business on June 11, 2010, Class B shares of Massachusetts Fund merged into Class A shares.

S e e notes to financ ial statem ents 38

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State ments of Change s in Ne t A ssets

For the Year Ended September 30, 2010

Increase (Decrease) in Net Assets	Ohio Fund	Rhode Island Fund
From operations —
Net investment income	$ 11,834,686	$ 2,107,194
Net realized loss from investment transactions, financial futures contracts and swap contracts	(3,671,144)	(404,079)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and swap contracts	3,144,474	714,199

Net increase in net assets from operations	$ 11,308,016	$ 2,417,314
Distributions to shareholders —
From net investment income
Class A	$ (10,736,805)	$ (1,707,094)
Class B	—	(239,466)
Class C	(1,024,875)	(140,768)
Class I	(7)	(7)

Total distributions to shareholders	$ (11,761,687)	$ (2,087,335)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 26,879,812	$ 6,121,902
Class B	—	137,906
Class C	5,351,080	698,904
Class I	1,000	1,000
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	6,607,816	1,090,465
Class B	—	156,563
Class C	656,668	91,310
Cost of shares redeemed
Class A	(52,556,716)	(8,443,817)
Class B	—	(1,060,395)
Class C	(4,746,440)	(1,503,399)
Net asset value of shares exchanged
Class A	—	2,115,170
Class B	—	(2,115,170)

Net decrease in net assets from Fund share transactions	$ (17,806,780)	$ (2,709,561)

Net decrease in net assets	$ (18,260,451)	$ (2,379,582)

Net Assets
At beginning of year	$296,456,154	$51,380,218

At end of year	$ 278,195,703	$49,000,636

Accumulated distributions in excess of net investment income included in net assets

At end of year	$ (89,284)	$ (27,933)

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State ments of Change s in Ne t A ssets

For the Year Ended September 30, 2009

Increase (Decrease) in Net Assets	California Fund	Massachusetts Fund	New York Fund
From operations —
Net investment income	$ 11,096,723	$ 12,799,750	$ 17,714,350
Net realized loss from investment transactions, financial futures contracts and swap contracts	(13,934,687)	(17,895,498)	(18,366,092)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and
swap contracts	28,952,444	37,779,050	49,951,959

Net increase in net assets from operations	$ 26,114,480	$ 32,683,302	$ 49,300,217
Distributions to shareholders —
From net investment income
Class A	$ (10,057,352)	$ (9,936,463)	$ (15,586,232)
Class B	(133,776)	(1,074,651)	(447,350)
Class C	(507,375)	(705,259)	(1,531,437)
Class I	(87,469)	(599,315)	(49,988)

Total distributions to shareholders	$ (10,785,972)	$ (12,315,688)	$ (17,615,007)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 18,936,502	$ 18,657,264	$ 35,300,886
Class B	592,830	1,495,542	1,763,508
Class C	2,358,362	3,940,208	13,163,145
Class I	2,116,015	71,704	1,234,715
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	5,664,655	5,231,503	10,043,620
Class B	72,499	582,007	267,450
Class C	304,657	488,087	978,288
Class I	14,023	207,335	15,468
Cost of shares redeemed
Class A	(63,849,941)	(48,405,896)	(59,265,227)
Class B	(563,856)	(4,647,403)	(2,007,188)
Class C	(6,186,213)	(4,741,428)	(7,423,296)
Class I	(65,893)	(3,190,269)	(113,788)
Net asset value of shares exchanged
Class A	99,036	3,756,526	428,134
Class B	(99,036)	(3,756,526)	(428,134)

Net decrease in net assets from Fund share transactions	$ (40,606,360)	$ (30,311,346)	$ (6,042,419)

Net increase (decrease) in net assets	$ (25,277,852)	$ (9,943,732)	$ 25,642,791

Net Assets
At beginning of year	$251,237,772	$269,643,521	$362,564,256

At end of year	$ 225,959,920	$ 259,699,789	$ 388,207,047

Accumulated undistributed net investment income
included in net assets

At end of year	$ 236,010	$ 552,359	$ 442,592

S e e notes to financ ial statem ent

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State ments of Change s in Ne t A ssets

For the Year Ended September 30, 2009

Increase (Decrease) in Net Assets	Ohio Fund	Rhode Island Fund
From operations —
Net investment income	$ 12,765,042	$ 2,140,371
Net realized loss from investment transactions, financial futures contracts and swap contracts	(9,556,789)	(2,300,303)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and swap contracts	40,979,027	5,610,787

Net increase in net assets from operations	$ 44,187,280	$ 5,450,855
Distributions to shareholders —
From net investment income
Class A	$ (11,471,357)	$ (1,665,730)
Class B	(188,122)	(346,104)
Class C	(1,052,673)	(140,964)

Total distributions to shareholders	$ (12,712,152)	$ (2,152,798)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 24,163,955	$ 4,261,732
Class B	46,908	348,005
Class C	5,040,054	1,275,653
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	7,063,328	928,438
Class B	93,398	223,750
Class C	653,955	99,599
Cost of shares redeemed
Class A	(65,826,688)	(7,395,345)
Class B	(819,720)	(1,443,736)
Class C	(9,549,727)	(940,064)
Net asset value of shares exchanged
Class A	234,527	1,694,940
Class B	(234,527)	(1,694,940)
Net asset value of shares merged*
Class A	19,344,200	—
Class B	(19,344,200)	—
Contingent deferred sales charges
Class B	19,600	—

Net decrease in net assets from Fund share transactions	$ (39,114,937)	$ (2,641,968)

Net increase (decrease) in net assets	$ (7,639,809)	$ 656,089

Net Assets
At beginning of year	$304,095,963	$50,724,129

At end of year	$ 296,456,154	$51,380,218

Accumulated distributions in excess of net investment income included in net assets

At end of year	$ (119,163)	$ (36,016)
* At the close of business on December 5, 2008, Class B shares of Ohio Fund merged into Class A shares.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D State ment of Cash Flows

For the Year Ended September 30, 2010

Cash Flows From Operating Activities	California Fund
Net increase in net assets from operations	$ 10,178,257
Adjustments to reconcile net increase in net assets from operations to net cash provided by operating activities:
Investments purchased	(38,368,332)
Investments sold	61,722,943
Net accretion/amortization of premium (discount)	(1,565,846)
Decrease in interest receivable	405,794
Increase in receivable for investments sold	(105,056)
Decrease in receivable for variation margin on open financial futures contracts	43,250
Decrease in payable for investments purchased	(1,003,526)
Increase in payable for variation margin on open financial futures contracts	3,125
Decrease in payable for open swap contracts	(557,050)
Increase in payable to affiliate for investment adviser fee	1,420
Decrease in payable to affiliate for distribution and service fees	(4,284)
Decrease in interest expense and fees payable	(7,823)
Increase in accrued expenses	25,573
Net change in unrealized (appreciation) depreciation from investments	807,047
Net realized gain from investments	(4,001,794)
Net cash provided by operating activities	$ 27,573,698

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$ 17,883,952
Fund shares redeemed	(44,805,667)
Distributions paid, net of reinvestments	(3,972,618)
Proceeds from secured borrowings	5,595,000
Decrease in demand note payable	(400,000)
Net cash used in financing activities	$ (25,699,333)

Net increase in cash	$ 1,874,365

Cash at beginning of year	$ 95,186

Cash at end of year	$ 1,969,551

Supplemental disclosure of cash flow information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$ 5,490,495
Cash paid for interest and fees	224,047

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			California Fund — Class A
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.940	$ 9.170	$ 10.620	$ 11.080	$ 10.900

Income (Loss) From Operations
Net investment income(1)	$ 0.461	$ 0.454	$ 0.456	$ 0.458	$ 0.486
Net realized and unrealized gain (loss)	0.046	0.757	(1.411)	(0.280)	0.181
Total income (loss) from operations	$ 0.507	$ 1.211	$ (0.955)	$ 0.178	$ 0.667

Less Distributions
From net investment income	$ (0.447)	$ (0.441)	$ (0.450)	$ (0.462)	$ (0.487)
From net realized gain	—	—	(0.045)	(0.176)	—
Total distributions	$ (0.447)	$ (0.441)	$ (0.495)	$ (0.638)	$ (0.487)

Net asset value — End of year	$ 10.000	$ 9.940	$ 9.170	$ 10.620	$ 11.080
Total Return(2)	5.36%	13.91%	(9.32)%	1.61%	6.28%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$180,089	$206,762	$232,090	$261,254	$233,618
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.90%	0.91%	0.86%	0.84%(3)	0.86%
Interest and fee expense(4)	0.10%	0.18%	0.30%	0.33%	0.37%
Total expenses before custodian fee reduction	1.00%	1.09%	1.16%	1.17%(3)	1.23%
Expenses after custodian fee reduction excluding interest and fees	0.90%	0.91%	0.84%	0.82%(3)	0.85%
Net investment income	4.76%	5.14%	4.47%	4.22%	4.45%
Portfolio Turnover	17%	21%	22%	41%	30%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			California Fund — Class B
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.190	$ 8.480	$ 9.810	$10.260	$10.090

Income (Loss) From Operations
Net investment income(1)	$ 0.358	$ 0.359	$ 0.351	$ 0.350	$ 0.374
Net realized and unrealized gain (loss)	0.051	0.696	(1.295)	(0.273)	0.171
Total income (loss) from operations	$ 0.409	$ 1.055	$(0.944)	$ 0.077	$ 0.545

Less Distributions
From net investment income	$(0.349)	$(0.345)	$(0.341)	$ (0.351)	$ (0.375)
From net realized gain	—	—	(0.045)	(0.176)	—
Total distributions	$(0.349)	$(0.345)	$(0.386)	$ (0.527)	$ (0.375)

Net asset value — End of year	$ 9.250	$ 9.190	$ 8.480	$ 9.810	$10.260
Total Return(2)	4.65%	13.01%	(9.91)%	0.73%	5.52%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 3,375	$ 3,642	$ 3,371	$ 3,545	$ 4,090
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.65%	1.66%	1.61%	1.59%(3)	1.61%
Interest and fee expense(4)	0.10%	0.18%	0.30%	0.33%	0.37%
Total expenses before custodian fee reduction	1.75%	1.84%	1.91%	1.92%(3)	1.98%
Expenses after custodian fee reduction excluding interest and fees	1.65%	1.66%	1.59%	1.57%(3)	1.60%
Net investment income	4.00%	4.39%	3.72%	3.48%	3.70%
Portfolio Turnover	17%	21%	22%	41%	30%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			California Fund — Class C
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.190	$ 8.480	$ 9.810	$10.250	$10.090

Income (Loss) From Operations
Net investment income(1)	$ 0.359	$ 0.359	$ 0.351	$ 0.348	$ 0.366
Net realized and unrealized gain (loss)	0.050	0.696	(1.295)	(0.261)	0.169
Total income (loss) from operations	$ 0.409	$ 1.055	$ (0.944)	$ 0.087	$ 0.535

Less Distributions
From net investment income	$ (0.349)	$ (0.345)	$ (0.341)	$ (0.351)	$ (0.375)
From net realized gain	—	—	(0.045)	(0.176)	—
Total distributions	$ (0.349)	$ (0.345)	$ (0.386)	$ (0.527)	$ (0.375)

Net asset value — End of year	$ 9.250	$ 9.190	$ 8.480	$ 9.810	$10.250
Total Return(2)	4.65%	13.01%	(9.91)%	0.83%	5.42%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$13,109	$12,903	$15,667	$11,465	$ 4,933
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.65%	1.66%	1.61%	1.59%(3)	1.61%
Interest and fee expense(4)	0.10%	0.18%	0.30%	0.33%	0.37%
Total expenses before custodian fee reduction	1.75%	1.84%	1.91%	1.92%(3)	1.98%
Expenses after custodian fee reduction excluding interest and fees	1.65%	1.66%	1.59%	1.57%(3)	1.60%
Net investment income	4.00%	4.40%	3.73%	3.49%	3.62%
Portfolio Turnover	17%	21%	22%	41%	30%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ent

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	California Fund — Class I
	Year Ended September 30, Period Ended
	2010	2009	September 30, 2008(1)
Net asset value — Beginning of period	$ 9.950	$ 9.170	$ 9.530

Income (Loss) From Operations
Net investment income(2)	$ 0.486	$ 0.481	$ 0.277
Net realized and unrealized gain (loss)	0.045	0.763	(0.362)
Total income (loss) from operations	$ 0.531	$ 1.244	$(0.085)

Less Distributions
From net investment income	$(0.471)	$(0.464)	$(0.275)
Total distributions	$ (0.471)	$(0.464)	$(0.275)
Net asset value — End of period	$10.010	$ 9.950	$ 9.170
Total Return(3)	5.61%	14.31%	(1.08)%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$ 8,286	$ 2,653	$ 110
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.65%	0.66%	0.63%(5)
Interest and fee expense(6)	0.10%	0.18%	0.30%(5)
Total expenses before custodian fee reduction	0.75%	0.84%	0.93%(5)
Expenses after custodian fee reduction excluding interest and fees	0.65%	0.66%	0.60%(5)
Net investment income	5.01%	5.35%	4.79%(5)
Portfolio Turnover	17%	21%	22%(7)

(1)	For the period from the start of business, March 3, 2008, to September 30, 2008.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the year ended September 30, 2008.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Massachusetts Fund — Class A
	Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.840	$ 8.050	$ 9.490	$ 9.850	$ 9.670

Income (Loss) From Operations
Net investment income(1)	$ 0.420	$ 0.434	$ 0.428	$ 0.415	$ 0.432
Net realized and unrealized gain (loss)	0.022	0.774	(1.459)	(0.356)	0.180
Total income (loss) from operations	$ 0.442	$ 1.208	$ (1.031)	$ 0.059	$ 0.612

Less Distributions
From net investment income	$ (0.412)	$ (0.418)	$ (0.409)	$ (0.419)	$ (0.432)
Total distributions	$ (0.412)	$ (0.418)	$ (0.409)	$ (0.419)	$ (0.432)
Net asset value — End of year	$ 8.870	$ 8.840	$ 8.050	$ 9.490	$ 9.850

Total Return(2)	5.26%	15.84%	(11.19)%	0.57%	6.51%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$196,939	$206,922	$211,228	$254,366	$197,580
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.81%	0.83%	0.78%	0.77%(3)	0.79%
Interest and fee expense(4)	0.10%	0.21%	0.25%	0.47%	0.42%
Total expenses before custodian fee reduction	0.91%	1.04%	1.03%	1.24%(3)	1.21%
Expenses after custodian fee reduction excluding interest and fees	0.81%	0.83%	0.77%	0.76%(3)	0.77%
Net investment income	4.87%	5.59%	4.73%	4.26%	4.48%
Portfolio Turnover	12%	21%	31%	65%	28%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Massachusetts Fund — Class C
	Year Ended September 30, Period Ended
	2010	2009	2008	2007	September 30, 2006
Net asset value — Beginning of period	$ 8.850	$ 8.050	$ 9.500	$ 9.850	$ 9.610

Income (Loss) From Operations
Net investment income(2)	$ 0.354	$ 0.376	$ 0.361	$ 0.342	$ 0.136
Net realized and unrealized gain (loss)	0.026	0.783	(1.473)	(0.346)	0.254
Total income (loss) from operations	$ 0.380	$ 1.159	$ (1.112)	$ (0.004)	$ 0.390

Less Distributions
From net investment income	$ (0.350)	$ (0.359)	$ (0.338)	$ (0.346)	$(0.150)
Total distributions	$ (0.350)	$ (0.359)	$ (0.338)	$ (0.346)	$(0.150)
Net asset value — End of period	$ 8.880	$ 8.850	$ 8.050	$ 9.500	$ 9.850
Total Return(3)	4.50%	15.10%	(11.99)%	(0.07)%	4.10%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$22,718	$18,702	$17,704	$17,583	$ 2,825
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.55%	1.58%	1.54%	1.51%(5)	1.54%(6)
Interest and fee expense(7)	0.10%	0.21%	0.25%	0.47%	0.42%(6)
Total expenses before custodian fee reduction	1.65%	1.79%	1.79%	1.98%(5)	1.96%(6)
Expenses after custodian fee reduction excluding interest and fees	1.55%	1.58%	1.52%	1.50%(5)	1.52%(6)
Net investment income	4.10%	4.83%	3.99%	3.53%	3.40%(6)
Portfolio Turnover	12%	21%	31%	65%	28%(8)

(1)	For the period from the start of business, May 2, 2006, to September 30, 2006.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Not annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Annualized.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	For the year ended September 30, 2006.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Massachusetts Fund — Class I
	Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.840	$ 8.050	$ 9.490	$ 9.850	$ 9.670

Income (Loss) From Operations
Net investment income(1)	$ 0.436	$ 0.450	$ 0.446	$ 0.435	$ 0.453
Net realized and unrealized gain (loss)	0.023	0.774	(1.458)	(0.356)	0.178
Total income (loss) from operations	$ 0.459	$ 1.224	$ (1.012)	$ 0.079	$ 0.631

Less Distributions
From net investment income	$ (0.429)	$ (0.434)	$ (0.428)	$ (0.439)	$ (0.451)
Total distributions	$ (0.429)	$ (0.434)	$ (0.428)	$ (0.439)	$ (0.451)
Net asset value — End of year	$ 8.870	$ 8.840	$ 8.050	$ 9.490	$ 9.850

Total Return(2)	5.46%	16.08%	(11.00)%	0.77%	6.72%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$15,788	$10,926	$13,042	$16,730	$13,227
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.60%	0.63%	0.58%	0.57%(3)	0.59%
Interest and fee expense(4)	0.10%	0.21%	0.25%	0.47%	0.42%
Total expenses before custodian fee reduction	0.70%	0.84%	0.83%	1.04%(3)	1.01%
Expenses after custodian fee reduction excluding interest and fees	0.60%	0.63%	0.57%	0.56%(3)	0.57%
Net investment income	5.06%	5.80%	4.93%	4.47%	4.69%
Portfolio Turnover	12%	21%	31%	65%	28%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			New York Fund — Class A
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.710	$ 8.850	$ 10.400	$ 10.750	$ 10.700

Income (Loss) From Operations
Net investment income(1)	$ 0.453	$ 0.459	$ 0.471	$ 0.466	$ 0.476
Net realized and unrealized gain (loss)	0.077	0.857	(1.563)	(0.305)	0.170
Total income (loss) from operations	$ 0.530	$ 1.316	$ (1.092)	$ 0.161	$ 0.646

Less Distributions
From net investment income	$ (0.450)	$ (0.456)	$ (0.458)	$ (0.458)	$ (0.473)
From net realized gain	—	—	—	(0.053)	(0.123)
Total distributions	$ (0.450)	$ (0.456)	$ (0.458)	$ (0.511)	$ (0.596)

Net asset value — End of year	$ 9.790	$ 9.710	$ 8.850	$ 10.400	$ 10.750
Total Return(2)	5.70%	15.77%	(10.86)%	1.50%	6.29%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$305,437	$332,257	$319,101	$400,671	$393,479
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.79%	0.83%	0.78%	0.77%(3)	0.79%
Interest and fee expense(4)	0.09%	0.19%	0.38%	0.48%	0.48%
Total expenses before custodian fee reduction	0.88%	1.02%	1.16%	1.25%(3)	1.27%
Expenses after custodian fee reduction excluding interest and fees	0.79%	0.83%	0.77%	0.75%(3)	0.78%
Net investment income	4.75%	5.42%	4.71%	4.39%	4.50%
Portfolio Turnover	14%	44%	45%	35%	34%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			New York Fund — Class B
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.730	$ 8.870	$10.420	$10.760	$10.700

Income (Loss) From Operations
Net investment income(1)	$ 0.381	$ 0.396	$ 0.397	$ 0.386	$ 0.396
Net realized and unrealized gain (loss)	0.072	0.856	(1.566)	(0.295)	0.181
Total income (loss) from operations	$ 0.453	$ 1.252	$ (1.169)	$ 0.091	$ 0.577

Less Distributions
From net investment income	$ (0.383)	$ (0.392)	$ (0.381)	$ (0.378)	$ (0.394)
From net realized gain	—	—	—	(0.053)	(0.123)
Total distributions	$ (0.383)	$ (0.392)	$ (0.381)	$ (0.431)	$ (0.517)

Net asset value — End of year	$ 9.800	$ 9.730	$ 8.870	$10.420	$10.760
Total Return(2)	4.84%	14.87%	(11.53)%	0.83%	5.59%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$11,328	$11,064	$10,552	$11,439	$ 9,488
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.54%	1.58%	1.53%	1.51%(3)	1.54%
Interest and fee expense(4)	0.09%	0.19%	0.38%	0.48%	0.48%
Total expenses before custodian fee reduction	1.63%	1.77%	1.91%	1.99%(3)	2.02%
Expenses after custodian fee reduction excluding interest and fees	1.54%	1.58%	1.52%	1.50%(3)	1.53%
Net investment income	3.99%	4.68%	3.96%	3.63%	3.74%
Portfolio Turnover	14%	44%	45%	35%	34%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ent

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			New York Fund — Class C
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.720	$ 8.860	$10.400	$10.750	$10.700

Income (Loss) From Operations
Net investment income(1)	$ 0.381	$ 0.395	$ 0.396	$ 0.383	$ 0.391
Net realized and unrealized gain (loss)	0.072	0.857	(1.556)	(0.302)	0.176
Total income (loss) from operations	$ 0.453	$ 1.252	$ (1.160)	$ 0.081	$ 0.567

Less Distributions
From net investment income	$ (0.383)	$ (0.392)	$ (0.380)	$ (0.378)	$ (0.394)
From net realized gain	—	—	—	(0.053)	(0.123)
Total distributions	$ (0.383)	$ (0.392)	$ (0.380)	$ (0.431)	$ (0.517)

Net asset value — End of year	$ 9.790	$ 9.720	$ 8.860	$10.400	$10.750
Total Return(2)	4.84%	14.88%	(11.46)%	0.73%	5.50%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$46,852	$43,214	$32,684	$31,131	$13,889
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.54%	1.58%	1.53%	1.51%(3)	1.54%
Interest and fee expense(4)	0.09%	0.19%	0.38%	0.48%	0.48%
Total expenses before custodian fee reduction	1.63%	1.77%	1.91%	1.99%(3)	2.02%
Expenses after custodian fee reduction excluding interest and fees	1.54%	1.58%	1.52%	1.50%(3)	1.53%
Net investment income	3.99%	4.65%	3.97%	3.62%	3.70%
Portfolio Turnover	14%	44%	45%	35%	34%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	New York Fund — Class I
	Year Ended September 30, Period Ended
	2010	2009	September 30, 2008(1)
Net asset value — Beginning of period	$ 9.710	$ 8.850	$ 9.340

Income (Loss) From Operations
Net investment income(2)	$ 0.473	$ 0.481	$ 0.290
Net realized and unrealized gain (loss)	0.065	0.852	(0.504)
Total income (loss) from operations	$ 0.538	$ 1.333	$(0.214)

Less Distributions
From net investment income	$ (0.468)	$(0.473)	$(0.276)
Total distributions	$ (0.468)	$(0.473)	$(0.276)
Net asset value — End of period	$ 9.780	$ 9.710	$ 8.850
Total Return(3)	5.78%	16.00%	(2.51)%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$13,409	$ 1,672	$ 227
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.59%	0.63%	0.61%(5)
Interest and fee expense(6)	0.09%	0.19%	0.38%(5)
Total expenses before custodian fee reduction	0.68%	0.82%	0.99%(5)
Expenses after custodian fee reduction excluding interest and fees	0.59%	0.63%	0.58%(5)
Net investment income	4.95%	5.61%	5.09%(5)
Portfolio Turnover	14%	44%	45%(7)

(1)	For the period from the start of business, March 3, 2008, to September 30, 2008.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the year ended September 30, 2008.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			Ohio Fund — Class A
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.150	$ 8.140	$ 9.240	$ 9.450	$ 9.320

Income (Loss) From Operations
Net investment income(1)	$ 0.378	$ 0.381	$ 0.384	$ 0.382	$ 0.420
Net realized and unrealized gain (loss)	(0.013)	1.008	(1.108)	(0.197)	0.137
Total income (loss) from operations	$ 0.365	$ 1.389	$ (0.724)	$ 0.185	$ 0.557

Less Distributions
From net investment income	$ (0.375)	$ (0.379)	$ (0.376)	$ (0.395)	$ (0.427)
Total distributions	$ (0.375)	$ (0.379)	$ (0.376)	$ (0.395)	$ (0.427)
Net asset value — End of year	$ 9.140	$ 9.150	$ 8.140	$ 9.240	$ 9.450

Total Return(2)	4.17%	17.71%	(8.09)%	1.98%	6.15%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$247,554	$267,068	$251,447	$274,850	$182,719
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.76%	0.80%	0.77%	0.77%(3)	0.78%
Interest and fee expense(4)	0.02%	0.08%	0.20%	0.31%	0.47%
Total expenses before custodian fee reduction	0.78%	0.88%	0.97%	1.08%(3)	1.25%
Expenses after custodian fee reduction excluding interest and fees	0.76%	0.80%	0.75%	0.74%(3)	0.75%
Net investment income	4.23%	4.66%	4.28%	4.09%	4.53%
Portfolio Turnover	6%	10%	30%	39%	24%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Ohio Fund — Class C
	Year Ended September 30, Period Ended
	2010	2009	2008	2007	September 30, 2006(1)
Net asset value — Beginning of period	$ 9.150	$ 8.130	$ 9.240	$ 9.440	$ 9.300

Income (Loss) From Operations
Net investment income(2)	$ 0.311	$ 0.320	$ 0.316	$ 0.310	$ 0.211
Net realized and unrealized gain (loss)	(0.011)	1.017	(1.118)	(0.186)	0.160
Total income (loss) from operations	$ 0.300	$ 1.337	$ (0.802)	$ 0.124	$ 0.371

Less Distributions
From net investment income	$ (0.310)	$ (0.317)	$ (0.308)	$ (0.324)	$(0.231)
Total distributions	$ (0.310)	$ (0.317)	$ (0.308)	$ (0.324)	$(0.231)
Net asset value — End of period	$ 9.140	$ 9.150	$ 8.130	$ 9.240	$ 9.440
Total Return(3)	3.42%	16.98%	(8.91)%	1.32%	4.06%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$30,641	$29,388	$30,157	$30,804	$ 8,294
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.51%	1.55%	1.52%	1.52%(5)	1.53%(6)
Interest and fee expense(7)	0.02%	0.08%	0.20%	0.31%	0.47%(6)
Total expenses before custodian fee reduction	1.53%	1.63%	1.72%	1.83%(5)	2.00%(6)
Expenses after custodian fee reduction excluding interest and fees	1.51%	1.55%	1.50%	1.49%(5)	1.50%(6)
Net investment income	3.47%	3.92%	3.53%	3.33%	3.45%(6)
Portfolio Turnover	6%	10%	30%	39%	24%(8)

(1)	For the period from the start of business, February 3, 2006, to September 30, 2006.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Not annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Annualized.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	For the year ended September 30, 2006.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

Ohio Fund — Class I
Period Ended
September 30, 2010(1)
Net asset value — Beginning of period	$ 8.960

Income (Loss) From Operations
Net investment income(2)	$ 0.061
Net realized and unrealized gain	0.180
Total income from operations	$ 0.241

Less Distributions
From net investment income	$(0.061)
Total distributions	$(0.061)
Net asset value — End of period	$ 9.140

Total Return(3)	2.81%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.57%(5)
Interest and fee expense(6)	0.02%(5)
Total expenses(7)	0.59%(5)
Net investment income	4.19%(5)
Portfolio Turnover	6%(8)

(1)	For the period from the commencement of operations on August 3, 2010 to September 30, 2010.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(8)	For the year ended September 30, 2010.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Rhode Island Fund — Class A
	Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.000	$ 8.380	$ 9.640	$ 9.860	$ 9.760

Income (Loss) From Operations
Net investment income(1)	$ 0.389	$ 0.392	$ 0.411	$ 0.411	$ 0.423
Net realized and unrealized gain (loss)	0.066	0.622	(1.265)	(0.225)	0.106
Total income (loss) from operations	$ 0.455	$ 1.014	$ (0.854)	$ 0.186	$ 0.529

Less Distributions
From net investment income	$ (0.385)	$ (0.394)	$ (0.406)	$ (0.406)	$ (0.429)
Total distributions	$ (0.385)	$ (0.394)	$ (0.406)	$ (0.406)	$ (0.429)
Net asset value — End of year	$ 9.070	$ 9.000	$ 8.380	$ 9.640	$ 9.860

Total Return(2)	5.24%	12.70%	(9.14)%	1.91%	5.56%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$40,266	$39,064	$37,003	$46,764	$39,291
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.74%	0.79%	0.79%	0.74%(3)	0.75%
Interest and fee expense(4)	0.02%	0.08%	0.17%	0.40%	0.35%
Total expenses before custodian fee reduction	0.76%	0.87%	0.96%	1.14%(3)	1.10%
Expenses after custodian fee reduction excluding interest and fees	0.74%	0.79%	0.77%	0.69%(3)	0.72%
Net investment income	4.38%	4.80%	4.43%	4.20%	4.34%
Portfolio Turnover	10%	27%	8%	14%	19%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Rhode Island Fund — Class B
	Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.210	$ 8.570	$ 9.860	$10.080	$ 9.980

Income (Loss) From Operations
Net investment income(1)	$ 0.330	$ 0.339	$ 0.349	$ 0.345	$ 0.361
Net realized and unrealized gain (loss)	0.068	0.640	(1.298)	(0.224)	0.103
Total income (loss) from operations	$ 0.398	$ 0.979	$ (0.949)	$ 0.121	$ 0.464

Less Distributions
From net investment income	$(0.328)	$(0.339)	$ (0.341)	$ (0.341)	$ (0.364)
Total distributions	$(0.328)	$(0.339)	$ (0.341)	$ (0.341)	$ (0.364)
Net asset value — End of year	$ 9.280	$ 9.210	$ 8.570	$ 9.860	$10.080

Total Return(2)	4.46%	11.92%	(9.87)%	1.20%	4.76%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 5,272	$ 8,157	$10,286	$13,989	$18,564
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.50%	1.54%	1.54%	1.49%(3)	1.50%
Interest and fee expense(4)	0.02%	0.08%	0.17%	0.40%	0.35%
Total expenses before custodian fee reduction	1.52%	1.62%	1.71%	1.89%(3)	1.85%
Expenses after custodian fee reduction excluding interest and fees	1.50%	1.54%	1.52%	1.44%(3)	1.47%
Net investment income	3.64%	4.08%	3.68%	3.45%	3.62%
Portfolio Turnover	10%	27%	8%	14%	19%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Rhode Island Fund — Class C
	Year Ended September 30, Period Ended
	2010	2009	2008	2007	September 30, 2006(1)
Net asset value — Beginning of year	$ 9.220	$ 8.580	$ 9.870	$10.090	$10.040

Income (Loss) From Operations
Net investment income(2)	$ 0.331	$ 0.339	$ 0.347	$ 0.344	$ 0.173
Net realized and unrealized gain (loss)	0.057	0.640	(1.296)	(0.223)	0.065
Total income (loss) from operations	$ 0.388	$ 0.979	$(0.949)	$ 0.121	$ 0.238

Less Distributions
From net investment income	$(0.328)	$(0.339)	$(0.341)	$ (0.341)	$ (0.188)
Total distributions	$(0.328)	$(0.339)	$(0.341)	$ (0.341)	$ (0.188)
Net asset value — End of year	$ 9.280	$ 9.220	$ 8.580	$ 9.870	$10.090
Total Return(3)	4.35%	11.91%	(9.85)%	1.20%	2.40%(4)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 3,461	$ 4,159	$ 3,435	$ 3,281	$ 428
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.50%	1.54%	1.54%	1.48%(5)	1.50%(6)
Interest and fee expense(7)	0.02%	0.08%	0.17%	0.40%	0.35%(6)
Total expenses before custodian fee reduction	1.52%	1.62%	1.71%	1.88%(5)	1.85%(6)
Expenses after custodian fee reduction excluding interest and fees	1.50%	1.54%	1.52%	1.44%(5)	1.47%(6)
Net investment income	3.64%	4.07%	3.66%	3.45%	3.23%(6)
Portfolio Turnover	10%	27%	8%	14%	19%(8)

(1)	For the period from the start of business, March 20, 2006, to September 30, 2006.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Not annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Annualized.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	For the year ended September 30, 2006.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

Rhode Island Fund —
Class I
Period Ended
September 30, 2010(1)
Net asset value — Beginning of period	$ 8.900

Income (Loss) From Operations
Net investment income(2)	$ 0.067
Net realized and unrealized gain	0.159
Total income from operations	$ 0.226

Less Distributions
From net investment income	$(0.066)
Total distributions	$(0.066)

Net asset value — End of period	$ 9.060
Total Return(3)	2.54%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.55%(5)
Interest and fee expense(6)	0.02%(5)
Total expenses(7)	0.57%(5)
Net investment income	4.55%(5)
Portfolio Turnover	10%(8)

(1)	For the period from the commencement of operations on August 3, 2010 to September 30, 2010.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(8)	For the year ended September 30, 2010.

S e e notes to financ ial statem ents

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Municipals Trust (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of twenty-five funds, five of which, each non-diversified, are included in these financial statements. They include Eaton Vance California Municipal Income Fund (formerly, Eaton Vance California Municipals Fund) (California Fund), Eaton Vance Massachusetts Municipal Income Fund (formerly, Eaton Vance Massachusetts Municipals Fund) (Massachusetts Fund), Eaton Vance New York Municipal Income Fund (formerly, Eaton Vance New York Municipals Fund) (New York Fund), Eaton Vance Ohio Municipal Income Fund (formerly, Eaton Vance Ohio Municipals Fund) (Ohio Fund) and Eaton Vance Rhode Island Municipal Income Fund (formerly, Eaton Vance Rhode Island Municipals Fund) (Rhode Island Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide current income exempt from regular federal income tax and from particular state or local income or other taxes. The Funds offer four classes of shares except for the Massachusetts Fund and Ohio Fund, which offer three classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares of each Fund automatically convert to Class A shares eight years after their purchase as described in each Fund’s prospectus. The Massachusetts Fund previously offered Class B shares. Such offering was discontinued during the year ended September 30, 2010. At the close of business on June 11, 2010, the Massachusetts Fund’s Class B shares were merged into Class A shares. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap quotations provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes —Each Fund's policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2010, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
California	$ 658,740	September 30, 2016
	7,884,903	September 30, 2017
	12,351,723	September 30, 2018

Massachusetts	$ 1,430,573	September 30, 2011
	355,911	September 30, 2012
	1,751,809	September 30, 2013
	440,164	September 30, 2015
	91,224	September 30, 2016
	9,824,104	September 30, 2017
	20,239,992	September 30, 2018

New York	$ 108,787	September 30, 2015
	2,215,774	September 30, 2016
	2,053,235	September 30, 2017
	22,999,420	September 30, 2018

Ohio	$ 5,839,721	September 30, 2011
	1,709,089	September 30, 2013
	240,163	September 30, 2016
	5,075,023	September 30, 2017
	10,217,857	September 30, 2018

Rhode Island	$ 384,825	September 30, 2013
	71,778	September 30, 2016
	1,132,394	September 30, 2017
	2,179,505	September 30, 2018

Additionally, at September 30, 2010, Massachusetts Fund, New York Fund, Ohio Fund and Rhode Island Fund had net capital losses of $5,097,546, $6,543,818, $3,441,799 and $406,015, respectively, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending September 30, 2011.

As of September 30, 2010, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended September 30, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates —The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications —Under the Trust's rganizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Funds account for the transaction described above as a secured borrowing by including the Fixed Rate Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At September 30, 2010, the amounts of the Funds’ Floating Rate Notes and related interest rates and collateral were as follows:

			Collateral
	Floating	Interest Rate	for Floating
	Rate	or Range of	Rate
	Notes	Interest	Notes
Fund	Outstanding	Rates (%)	Outstanding

California	$28,365,000	0.25 – 0.29	$43,510,428
Massachusetts	26,150,000	0.27 – 0.32	40,602,520
New York	44,990,000	0.27 – 0.29	71,047,255
Ohio	7,470,000	0.32 – 0.37	13,668,619
Rhode Island	1,695,000	0.25 – 0.32	2,988,446

For the year ended September 30, 2010, the Funds’ average Floating Rate Notes outstanding and the average interest rate including fees were as follows:

	Average
	Floating
	Rate	Average
	Notes	Interest
Fund	Outstanding	Rate

California	$24,345,658	0.89%
Massachusetts	26,226,808	0.89
New York	41,213,616	0.84
Ohio	7,470,000	0.79
Rhode Island	933,822	1.19

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of September 30, 2010.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline.  The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money except as permitted by the 1940 Act. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — The Funds may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, a Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. A Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

M Statement of Cash Flows — The cash amount shown in the Statement of Cash Flows of a Fund is the amount included in the Fund’s Statement of Assets and Liabilities and represents the cash on hand at its custodian and does not include any short-term investments.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended September 30, 2010 and September 30, 2009 was as follows:

	California	Massachusetts	New York	Ohio	Rhode Island
Year Ended September 30, 2010	Fund	Fund	Fund	Fund	Fund

Distributions declared from:
Tax-exempt income	$ 9,435,096	$ 11,290,262	$ 17,137,820	$ 11,724,699	$ 2,087,335
Ordinary income	$ 17,634	$ 28,031	$ 22,993	$ 36,988	$ —

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

	California	Massachusetts	New York	Ohio	Rhode Island
Year Ended September 30, 2009	Fund	Fund	Fund	Fund	Fund

Distributions declared from:
Tax-exempt income	$ 10,602,339	$ 12,234,995	$ 17,429,838	$ 12,703,434	$ 2,129,561
Ordinary income	$ 183,633	$ 80,693	$ 185,169	$ 8,718	$ 23,237

During the year ended September 30, 2010, the following amounts were reclassified due to expired capital loss carryforwards and differences between book and tax accounting, primarily for accretion of market discount.

	California	Massachusetts	New York	Ohio	Rhode Island
	Fund	Fund	Fund	Fund	Fund
Increase (decrease):
Paid-in capital	$ —	$ (856,779)	$ —	$ —	$ —
Accumulated net realized gain	$ 140,610	$ 1,067,044	$ 94,996	$ 43,120	$ 11,776
Accumulated undistributed (distributions in excess of) net investment
income	$ (140,610)	$ (210,265)	$ (94,996)	$ (43,120)	$ (11,776)

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of September 30, 2010, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

	California	Massachusetts	New York	Ohio	Rhode Island
	Fund	Fund	Fund	Fund	Fund

Undistributed tax-exempt income	$ 699,834	$ 929,404	$ 887,553	$ 257,724	$ 48,596
Capital loss carryforward and post October losses	$(20,895,366)	$(39,231,323)	$(33,921,034)	$(26,523,652)	$(4,174,517)
Net unrealized appreciation	$ 13,268,731	$ 17,663,691	$ 23,690,309	$ 16,441,067	$ 1,288,427
Other temporary differences	$ (329,648)	$ (412,360)	$ (479,201)	$ (347,008)	$ (76,531)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales, futures contracts, inverse floaters, the timing of recognizing distributions to shareholders and accretion of market discount.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table (except for California Fund) and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate

Up to $20 million	0.10%	1.00%
$20 million up to $40 million	0.20	2.00
$40 million up to $500 million	0.30	3.00

On average daily net assets of $500 million or more, the rates are reduced. For California Fund, the annual asset rate and daily income rate are 0.30% and 3.00%, respectively, on average daily net assets of up to $500 million and at reduced rates on daily net assets of $500 million or more.

For the year ended September 30, 2010, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate

California	$ 970,416	0.47%
Massachusetts	1,031,595	0.43
New York	1,601,637	0.43
Ohio	1,162,331	0.41
Rhode Island	132,617	0.27

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended September 30, 2010 were as follows:

	EVM’s Sub–
	Transfer Agent	EVD’s Class A
Fund	Fees	Sales Charges

California	$4,022	$ 27,273
Massachusetts	4,805	38,983
New York	7,827	76,438
Ohio	6,155	106,379
Rhode Island	1,175	8,303

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended September 30, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.20% (0.25% for California Fund) per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the year ended September 30, 2010 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees

California	$461,801
Massachusetts	385,898
New York	614,860
Ohio	511,768
Rhode Island	78,700

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. Such payments were discontinued during the year ended September 30, 2010 with respect to Class B of Massachusetts Fund. For the year ended September 30, 2010, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% (0.50% (annualized) for Class B of Massachusetts Fund) of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees

California	$25,324	$ 94,340
Massachusetts	69,191	147,906
New York	81,124	331,207
Ohio	—	221,665
Rhode Island	49,837	29,187

At September 30, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C

California	$ 25,000	$1,084,000
Massachusetts	—	2,083,000
New York	262,000	3,374,000
Ohio	—	2,914,000
Rhode Island	994,000	390,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.20% (0.25% for California Fund) per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended September 30, 2010 amounted to the following:

	Class B	Class C
Fund	Service Fees	Service Fees

California	$ 8,441	$31,447
Massachusetts	28,153	39,441
New York	21,632	88,322
Ohio	—	59,111
Rhode Island	13,291	7,783

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the year ended September 30, 2010, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C

California	$ —	$ 4,000	$1,000
Massachusetts	12,000	8,000*	5,000
New York	29,000	15,000	8,000
Ohio	21,000	—	300
Rhode Island	9,000	10,000	40

* Includes $751 that was paid directly to the Massachusetts Fund for days when no Uncovered Distribution Charges existed.

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended September 30, 2010 were as follows:

Fund	Purchases	Sales

California	$38,368,332	$61,722,943
Massachusetts	33,003,253	62,928,080
New York	57,018,923	72,984,259
Ohio	18,402,245	32,386,979
Rhode Island	4,853,092	7,544,963

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

California Fund

	Year Ended September 30,

Class A	2010	2009

Sales	810,155	2,169,408
Issued to shareholders electing to receive
payments of distributions in Fund shares	529,284	639,509
Redemptions	(4,184,555)	(7,328,538)
Exchange from Class B shares	40,833	12,028
Net decrease	(2,804,283)	(4,507,593)

	Year Ended September 30,

Class B	2010	2009

Sales	65,057	73,370
Issued to shareholders electing to receive
payments of distributions in Fund shares	6,970	8,820
Redemptions	(59,359)	(70,636)
Exchange to Class A shares	(44,074)	(12,981)
Net decrease	(31,406)	(1,427)

	Year Ended September 30,

Class C	2010	2009

Sales	273,557	295,098
Issued to shareholders electing to receive
payments of distributions in Fund shares	33,181	37,169
Redemptions	(293,417)	(776,735)
Net increase (decrease)	13,321	(444,468)

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

California Fund (continued)
	Year Ended September 30,

Class I	2010	2009

Sales	702,606	260,585
Issued to shareholders electing to receive
payments of distributions in Fund shares	1,327	1,595
Redemptions	(143,130)	(7,371)
Net increase	560,803	254,809

Massachusetts Fund
	Year Ended September 30,

Class A	2010	2009

Sales (including merger of Class B shares)	3,228,985	2,414,904
Issued to shareholders electing to receive
payments of distributions in Fund shares	599,059	670,397
Redemptions	(5,341,104)	(6,390,397)
Exchange from Class B shares	296,118	477,309
Net decrease	(1,216,942)	(2,827,787)

	Year Ended September 30,

Class B	2010(1)	2009

Sales	22,135	196,404
Issued to shareholders electing to receive
payments of distributions in Fund shares	43,901	74,570
Redemptions	(297,544)	(612,384)
Exchange to Class A shares	(295,918)	(476,840)
Merger to Class A shares	(2,090,215)	—
Net decrease	(2,617,641)	(818,250)

	Year Ended September 30,

Class C	2010	2009

Sales	876,955	501,235
Issued to shareholders electing to receive
payments of distributions in Fund shares	61,432	62,458
Redemptions	(493,720)	(647,353)
Net increase (decrease)	444,667	(83,660)

	Year Ended September 30,

Class I	2010	2009

Sales	644,609	9,024
Issued to shareholders electing to receive
payments of distributions in Fund shares	25,650	26,720
Redemptions	(127,016)	(419,880)
Net increase (decrease)	543,243	(384,136)

New York Fund
	Year Ended September 30,

Class A	2010	2009

Sales	2,767,023	4,148,971
Issued to shareholders electing to receive
payments of distributions in Fund shares	1,060,258	1,184,532
Redemptions	(6,868,422)	(7,214,253)
Exchange from Class B shares	38,437	47,131
Net decrease	(3,002,704)	(1,833,619)

	Year Ended September 30,

Class B	2010	2009

Sales	178,562	212,266
Issued to shareholders electing to receive
payments of distributions in Fund shares	26,859	31,437
Redemptions	(148,295)	(248,966)
Exchange to Class A shares	(38,388)	(47,055)
Net increase (decrease)	18,738	(52,318)

	Year Ended September 30,

Class C	2010	2009

Sales	1,193,568	1,544,671
Issued to shareholders electing to receive
payments of distributions in Fund shares	121,173	114,608
Redemptions	(975,512)	(903,265)
Net increase	339,229	756,014

	Year Ended September 30,

Class I	2010	2009

Sales	1,361,227	158,359
Issued to shareholders electing to receive
payments of distributions in Fund shares	4,996	1,849
Redemptions	(168,080)	(13,598)
Net increase	1,198,143	146,610

Ohio Fund
	Year Ended September 30,

Class A	2010	2009

Sales (including merger of Class B shares)	3,011,054	5,585,228
Issued to shareholders electing to receive
payments of distributions in Fund shares	739,318	861,047
Redemptions	(5,866,909)	(8,186,081)
Exchange from Class B shares	—	30,123
Net decrease	(2,116,537)	(1,709,683)

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

Ohio Fund (continued)

	Period Ended September 30,

Class B	2009(2)

Sales	5,928
Issued to shareholders electing to receive
payments of distributions in Fund shares	11,970
Redemptions	(108,141)
Exchange to Class A shares	(30,112)
Merger to Class A shares	(2,644,707)
Net decrease	(2,765,062)

	Year Ended September 30,

Class C	2010	2009

Sales	598,181	630,268
Issued to shareholders electing to receive
payments of distributions in Fund shares	73,490	79,736
Redemptions	(531,674)	(1,204,468)
Net increase (decrease)	139,997	(494,464)

Period Ended
Class I	September 30, 2010(3)

Sales	112
Net increase	112

Rhode Island Fund

	Year Ended September 30,

Class A	2010	2009
Sales	693,111	524,672
Issued to shareholders electing to receive
payments of distributions in Fund shares	123,005	113,581
Redemptions	(953,974)	(920,369)
Exchange from Class B shares	238,344	206,204
Net increase (decrease)	100,486	(75,912)

	Year Ended September 30,

Class B	2010	2009

Sales	15,094	40,543
Issued to shareholders electing to receive
payments of distributions in Fund shares	17,289	26,870
Redemptions	(116,956)	(180,245)
Exchange to Class A shares	(232,788)	(201,367)
Net decrease	(317,361)	(314,199)

Rhode Island Fund (continued)
	Year Ended September 30,

Class C	2010	2009

Sales	77,458	151,576
Issued to shareholders electing to receive
payments of distributions in Fund shares	10,067	11,928
Redemptions	(165,891)	(112,659)
Net increase (decrease)	(78,366)	50,845

	Period Ended
Class I	September 30, 2010(3)

Sales	112
Net increase	112

(1)	At the close of business on June 11, 2010, Class B shares
of Massachusetts Fund were merged into Class A shares.
(2)	At the close of business on December 5, 2008, Class B
shares of Ohio Fund were merged into Class A shares.
(3)	Class I of Ohio Fund and Rhode Island Fund commenced
operations on August 3, 2010.

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of each Fund at September 30, 2010, as determined on a federal income tax basis, were as follows:

California Fund
Aggregate cost	$187,955,887
Gross unrealized appreciation	$ 17,095,575
Gross unrealized depreciation	(3,819,058)
Net unrealized appreciation	$ 13,276,517

Massachusetts Fund
Aggregate cost	$215,495,207
Gross unrealized appreciation	$ 21,366,163
Gross unrealized depreciation	(3,567,156)
Net unrealized appreciation	$ 17,799,007

New York Fund
Aggregate cost	$348,321,911
Gross unrealized appreciation	$ 30,431,806
Gross unrealized depreciation	(6,548,421)
Net unrealized appreciation	$ 23,883,385

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

Ohio Fund

Aggregate cost	$260,084,934
Gross unrealized appreciation	$ 19,493,931
Gross unrealized depreciation	(3,046,441)
Net unrealized appreciation	$ 16,447,490

Rhode Island Fund

Aggregate cost	$ 46,268,195
Gross unrealized appreciation	$ 2,949,262
Gross unrealized depreciation	(1,633,446)
Net unrealized appreciation	$ 1,315,816

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, a Fund may be unable to borrow some or all of its requested amounts at any particular time. At September 30, 2010, the Massachusetts Fund and Ohio Fund had a balance outstanding pursuant to this line of credit of $700,000 and $500,000, respectively, at an interest rate of 1.44%. Based on the short-term nature of the borrowings under the line of credit and variable interest rate, the carrying value of the borrowings approximated its fair value at September 30, 2010. The Funds’ average borrowing or allocated fees during the year ended September 30, 2010 were not significant.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and interest rate swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2010 is as follows:

Futures Contracts

							Net
							Unrealized
	Expiration				Aggregate		Appreciation
Fund	Date	Contracts	Position	Cost	Value		(Depreciation)

California	12/10	50
		U.S. 30-Year
		Treasury Bond	Short		$ (6,718,975) $	(6,685,938)	$ 33,037
Massachusetts	12/10	100
		U.S. 10-Year
		Treasury Note	Short	$(12,484,025) $(12,604,688)			$(120,663)
	12/10	75
		U.S. 30-Year
		Treasury Bond	Short		(10,078,462)	(10,028,906)	49,556
New York	12/10	328
		U.S. 30-Year
		Treasury Bond	Short	$(44,076,476) $(43,859,750)			$ 216,726
Ohio	12/10	70
		U.S. 10-Year
		Treasury Note	Short		$ (8,738,815) $	(8,823,282)	$ (84,467)
	12/10	81
		U.S. 30-Year
		Treasury Bond	Short		(10,654,807)	(10,831,218)	(176,411)
Rhode Island	12/10	8
		U.S. 10-Year
		Treasury Note	Short		$ (998,722) $	(1,008,375)	$ (9,653)

Interest Rate Swaps

California Fund

		Annual	Floating		Effective Date/
	Notional	Fixed Rate	Rate		Termination		Net Unrealized
Counterparty	Amount	Paid By Fund Paid To Fund			Date		Depreciation
Merrill Lynch
Capital			3-month		November 24, 2010/
Services, Inc.	$5,212,500 3.374%		USD-LIBOR-BBA November 24, 2040				$ (7,786)

Massachusetts Fund

		Annual	Floating		Effective Date/		Net
	Notional	Fixed Rate	Rate		Termination		Unrealized
Counterparty	Amount	Paid By Fund Paid To Fund			Date		Depreciation

JPMorgan			3-month		December 14, 2010/
Chase Co.	$6,237,500 3.488%		USD-LIBOR-BBA December 14, 2040				$(135,316)

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CONT’D

New York Fund

		Annual	Floating	Effective Date/	Net
	Notional	Fixed Rate	Rate	Termination	Unrealized
Counterparty	Amount	Paid By Fund Paid To Fund		Date	Depreciation

JPMorgan			3-month	December 14, 2010/
Chase Co.	$8,900,000	3.488%	USD-LIBOR-BBA December 14, 2040		$(193,076)

Ohio Fund

		Annual	Floating	Effective Date/	Net
	Notional	Fixed Rate	Rate	Termination	Unrealized
Counterparty	Amount	Paid By Fund Paid To Fund		Date	Depreciation

Merrill Lynch
Capital			3-month	November 24, 2010/
Services, Inc.	$4,300,000	3.374%	USD-LIBOR-BBA November 24, 2040		$ (6,423)

Rhode Island Fund

		Annual	Floating	Effective Date/	Net
	Notional	Fixed Rate	Rate	Termination	Unrealized
Counterparty	Amount	Paid By Fund Paid To Fund		Date	Depreciation

JPMorgan			3-month	December 14, 2010/
Chase Co.	$1,262,500	3.488%	USD-LIBOR-BBA December 14, 2040		$ (27,389)

The effective date represents the date on which a Fund and the counterparty to the interest rate swap contract begin interest payment accruals.

At September 30, 2010, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Funds hold fixed rate bonds, the value of these bonds may decrease if interest rates rise. To hedge against this risk, each Fund enters into interest rate swap contracts. The Funds also purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

The Funds enter into interest rate swap contracts that may contain provisions whereby the counterparty may terminate the contract under certain conditions, including but not limited to a decline in a Fund’s net assets below a certain level over a certain period of time, which would trigger a payment by the Fund for those swaps in a liability position. At September 30, 2010, the fair value of interest rate swaps with credit-related contingent features in a net liability position was equal to the fair value of the liability derivative related to interest rate swaps included in the table below for each respective Fund. The value of securities pledged as collateral, if any, for open interest rate swap contracts at September 30, 2010 is disclosed in a note to each Fund’s Portfolio of Investments.

The non-exchange traded derivatives in which a Fund invests, including swap contracts, are subject to the risk that the counterparty to the contract fails to perform its obligations under the contract. At September 30, 2010, the maximum amount of loss the Funds would incur due to counterparty risk was equal to the fair value of the asset derivative related to interest rate swaps included in the table below for each respective Fund. Counterparties may be required to pledge collateral in the form of cash, U.S. Government securities or highly-rated bonds for the benefit of a Fund if the net amount due from the counterparty with respect to a derivative contract exceeds a certain threshold. The amount of collateral posted by the counterparties with respect to such contracts would also reduce the amount of any loss incurred.

The fair values of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2010 were as follows:

Fair Value

	Asset Derivative	Liability Derivative

California Fund
Futures Contracts	$ 33,037(1)	$—
Interest Rate Swaps	—	(7,786)(2)

Total	$ 33,037	$ (7,786)

Massachusetts Fund
Futures Contracts	$ 49,556(1)	$(120,663)(3)
Interest Rate Swaps	—	(135,316)(2)

Total	$ 49,556	$ (255,979)

New York Fund
Futures Contracts	$216,726(1)	$—
Interest Rate Swaps	—	(193,076)(2)

Total	$ 216,726	$ (193,076)

Ohio Fund
Futures Contracts	$ —	$(260,878)(3)
Interest Rate Swaps	—	(6,423)(2)

Total	$ —	$ (267,301)

Rhode Island Fund
Futures Contracts	$ —	$ (9,653)(3)
Interest Rate Swaps	—	(27,389)(2)

Total	$ —	$ (37,042)

(1)	Amount represents cumulative unrealized appreciation on futures contracts in the Futures Contracts table above.
Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.
(2)	Statement of Assets and Liabilities location: Payable for open swap contracts; Net unrealized appreciation.
(3)	Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above.

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the year ended September 30, 2010 was as follows:

		Change in
		Unrealized
	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Fund	Income(1)	Income(2)

California	$(3,676,647)	$932,641
Massachusetts	(4,168,785)	546,564
New York	(7,890,470)	984,992
Ohio	(4,501,519)	777,828
Rhode Island	(334,447)	3,296

(1)     Statement of Operations location: Net realized gain (loss) –Financial futures contracts and swap contracts.

(2)     Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts and swap contracts.

The average notional amounts of futures contracts and interest rate swaps outstanding during the year ended September 30, 2010, which are indicative of the volume these derivative types, were approximately as follows:

	Average Notional Amount

Fund	Futures Contracts	Interest Rate Swaps

California	$13,185,000	$8,443,000
Massachusetts	21,538,000	6,238,000
New York	38,954,000	8,900,000
Ohio	25,077,000	4,300,000
Rhode Island	1,077,000	1,263,000

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments
  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2010, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

California Fund

Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs

Asset Description	(Level 1)	(Level 2)	(Level 3)	Total

Tax-Exempt Investments	$ —	$229,597,404	$ —	$229,597,404

Total Investments	$ —	$ 229,597,404	$ —	$ 229,597,404

Futures Contracts	$33,037	$ —	$ —	$ 33,037

Total	$33,037	$ 229,597,404	$ —	$ 229,630,441

Liability Description

Interest Rate Swaps	$ —	$ (7,786)	$ —	$ (7,786)

Total	$ —	$ (7,786)	$ —	$ (7,786)

Massachusetts Fund

Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs

Asset Description	(Level 1)	(Level 2)	(Level 3)	Total

Tax-Exempt Investments	$ —	$259,444,214	$ —	$259,444,214

Total Investments	$ —	$ 259,444,214	$ —	$ 259,444,214

Futures Contracts	$ 49,556	$ —	$ —	$ 49,556

Total	$ 49,556	$ 259,444,214	$ —	$ 259,493,770

Liability Description

Futures Contracts	$(120,663)	$—	$ —	$ (120,663)
Interest Rate Swaps	—	(135,316)	—	(135,316)

Total	$ (120,663)	$ (135,316)	$ —	$ (255,979)

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T’D

New York Fund
	Quoted
	Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$417,195,296	$ —	$417,195,296
Total Investments	$ —	$ 417,195,296	$ —	$ 417,195,296
Futures Contracts	$216,726	$ —	$ —	$ 216,726
Total	$216,726	$ 417,195,296	$ —	$ 417,412,022

Liability Description
Interest Rate Swaps	$ —	$ (193,076)	$ —	$ (193,076)
Total	$ —	$ (193,076)	$ —	$ (193,076)
Ohio Fund

Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$284,002,424	$ —	$284,002,424
Total Investments	$ —	$ 284,002,424	$ —	$ 284,002,424

Liability Description
Futures Contracts	$(260,878) $	—	$ —	$ (260,878)
Interest Rate Swaps	—	(6,423)	—	(6,423)
Total	$ (260,878) $	(6,423)	$ —	$ (267,301)

Rhode Island Fund

	Quoted
	Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$49,279,011	$ —	$49,279,011
Total Investments	$ —	$49,279,011	$ —	$49,279,011

Liability Description
Futures Contracts	$(9,653) $	—	$ —	$ (9,653)
Interest Rate Swaps	—	(27,389)	—	(27,389)
Total	$(9,653) $	(27,389)	$ —	$ (37,042)

The Funds held no investments or other financial instruments as of September 30, 2009 whose fair value was determined using Level 3 inputs.

12 Name Change

Effective December 1, 2009, the names of Eaton Vance California Municipal Income Fund, Eaton Vance Massachusetts Municipal Income Fund, Eaton Vance New York Municipal Income Fund, Eaton Vance Ohio Municipal Income Fund and Eaton Vance Rhode Island Municipal Income Fund were changed from Eaton Vance California Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund and Eaton Vance Rhode Island Municipals Fund, respectively.

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust and Shareholders of Eaton Vance California Municipal Income Fund (formerly, Eaton Vance California Municipals Fund), Eaton Vance Massachusetts Municipal Income Fund (formerly, Eaton Vance Massachusetts Municipals Fund), Eaton Vance New York Municipal Income Fund (formerly, Eaton Vance New York Municipals Fund), Eaton Vance Ohio Municipal Income Fund (formerly, Eaton Vance Ohio Municipals Fund), and Eaton Vance Rhode Island Municipal Income Fund (formerly, Eaton Vance Rhode Island Municipals Fund):

We have audited the accompanying statements of assets and liabilities of Eaton Vance California Municipal Income Fund (formerly, Eaton Vance California Municipals Fund), Eaton Vance Massachusetts Municipal Income Fund (formerly, Eaton Vance Massachusetts Municipals Fund), Eaton Vance New York Municipal Income Fund (formerly, Eaton Vance New York Municipals Fund), Eaton Vance Ohio Municipal Income Fund (formerly, Eaton Vance Ohio Municipals Fund), and Eaton Vance Rhode Island Municipal Income Fund (formerly, Eaton Vance Rhode Island Municipals Fund) (collectively, the “Funds”) (certain of the funds constituting Eaton Vance Municipals Trust), including the portfolios of investments, as of September 30, 2010, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the financial highlights for each of the five years in the period then ended, and the statement of cash flows for Eaton Vance California Municipal Income Fund for the year then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2010, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance California Municipal Income Fund, Eaton Vance Massachusetts Municipal Income Fund, Eaton Vance New York Municipal Income Fund, Eaton Vance Ohio Municipal Income Fund and Eaton Vance Rhode Island Municipal Income Fund as of September 30, 2010, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, the financial highlights for each of the five years in the period then ended, and cash flows for Eaton Vance California Municipal Income Fund for the year then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 17, 2010

Eaton Vance Municipal Income Funds as of Se pte m be r 30, 2010 FEDERAL TAX INFORMATION (Unaudited )

The Form 1099-DIV you receive in January 2011 will show the tax status of all distributions paid to your account in calendar year 2010. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Fund. As required by the Internal Revenue Code and/or regulations, shareholders must be notified within 60 days of the Funds’ fiscal year end regarding exempt-interest dividends.

Exempt-Interest Dividends. The Funds designate the following percentages of dividends from net investment income as exempt-interest dividends:

Eaton Vance California Municipal Income Fund	99.81%
Eaton Vance Massachusetts Municipal Income Fund	99.75%
Eaton Vance New York Municipal Income Fund	99.87%
Eaton Vance Ohio Municipal Income Fund	99.69%
Eaton Vance Rhode Island Municipal Income Fund	100.00%

Eaton Vance Municipal Income Funds

BOA RD OF TRUSTEES’ CONTRACT APPRO VAL

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 26, 2010, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held between February and April 2010. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund (including yield where relevant) to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of similarly managed funds and appropriate indices;
  For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing such fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;
  A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance Municipal Income Funds

BOA RD OF TRUSTEES’ CONTRACT APPRO VAL CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2010, with respect to one or more Funds, the Board met ten times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met nine, thirteen, three, eight and fifteen times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective including, where relevant, the use of derivative instruments, as well as trading policies and procedures and risk management techniques.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreements of the following funds:

  Eaton Vance California Municipal Income Fund (formerly Eaton Vance California Municipals Fund)
  Eaton Vance Massachusetts Municipal Income Fund (formerly Eaton Vance Massachusetts Municipals Fund)
  Eaton Vance New York Municipal Income Fund (formerly Eaton Vance New York Municipals Fund)
  Eaton Vance Ohio Municipal Income Fund (formerly Eaton Vance Ohio Municipals Fund)
  Eaton Vance Rhode Island Municipal Income Fund (formerly Eaton Vance Rhode Island Municipals Fund)

(the “Funds”), each with Boston Management and Research (the “Adviser”), including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to each agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for each Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreements of the Funds, the Board evaluated the nature, extent and quality of services provided to the Funds by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by each Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Funds, including recent changes to such personnel (where applicable). In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to each Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio

Eaton Vance Municipal Income Funds

BOA RD OF TRUSTEES’ CONTRACT APPRO VAL CONT’D

holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreements.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices and, where relevant, a peer group of similarly managed funds. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2009 for each Fund. The Board considered the impact of extraordinary market conditions during 2008 and 2009 on each Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s long-standing strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. The Board noted that the Adviser had restructured management of the municipal bond team and had implemented additional processes and tools designed to manage credit and interest rate risk. The Board concluded that appropriate actions are being taken by the Adviser to improve Fund performance and that additional time is required to evaluate the effectiveness of such actions.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by each Fund (referred to as “management fees”). As part of its review, the Board considered each Fund’s management fees and total expense ratio for the year ended September 30, 2009, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on the Funds’ expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions being taken to reduce expenses at the Eaton Vance fund complex level.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to each Fund that the management fees charged to the Fund for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Funds, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for a Fund and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and each Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of each Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and each Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of each Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and each Fund to continue to share such benefits equitably.

Eaton Vance Municipal Income Funds

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Municipals Trust (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Funds’ principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	During Past Five Years and Other Relevant Experience	Trustee(1)	During the Last Five Years(2)

Interested Trustee

Thomas E. Faust Jr.	Trustee	Trustee since 2007	Chairman, Chief Executive Officer and President of EVC, Director	184	Director of EVC.
5/31/58			and President of EV, Chief Executive Officer and President of
EVM and BMR, and Director of EVD. Trustee and/or officer of
184 registered investment companies and 1 private investment company managed by EVM or BMR. Mr. Faust is an interested
person because of his positions with EVM, BMR, EVD, EVC and
EV, which are affiliates of the Trust.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	184	None
1/2/63			and Finance Unit Head, Harvard University Graduate School of
Business Administration.

Allen R. Freedman	Trustee	Since 2007	Private Investor and Consultant. Former Chairman (2002-2004)	184	Director of Assurant, Inc. (insurance provider)
4/3/40			and a Director (1983-2004) of Systems & Computer		and Stonemor Partners, L.P. (owner and
			Technology Corp. (provider of software to higher education).		operator of cemeteries).
Formerly, a Director of Loring Ward International (fund
distributor) (2005-2007). Formerly, Chairman and a Director of
Indus International, Inc. (provider of enterprise management software to the power generating industry) (2005-2007).

William H. Park	Trustee	Since 2003	Chief Financial Officer, Aveon Group, L.P. (an investment	184	None
9/19/47			management firm) (since 2010). Formerly, Vice Chairman,
Commercial Industrial Finance Corp. (specialty finance company)
(2006-2010). Formerly, President and Chief Executive Officer,
Prizm Capital Management, LLC (investment management firm)
(2002-2005). Formerly, Executive Vice President and Chief
Financial Officer, United Asset Management Corporation (an
institutional investment management firm) (1982-2001).
Formerly, Senior Manager, Price Waterhouse (now
PricewaterhouseCoopers) (an independent registered public
accounting firm) (1972-1981).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center. Formerly,	184	None
7/10/40			Deputy Assistant Secretary (Tax Policy) and Assistant Secretary
(Tax Policy), U.S. Department of the Treasury (1983-1985).
Formerly, Chief of Staff, Joint Committee on Taxation, U.S.
Congress (1988-1990).

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	184	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Formerly, Dean, Carroll School of Management, Boston		(wholesale club retailer). Formerly, Trustee of
			College (2000-2002). Formerly, Chief Investment Officer, Fixed		SPDR Index Shares Funds and SPDR Series
			Income, Scudder Kemper Investments (investment management		Trust (exchange traded funds) (2000-2009).
			firm) (1998-1999). Formerly, Chief Investment Officer, Equity		Formerly, Director of Federal Home Loan Bank
			and Fixed Income, Colonial Management Associates (investment		of Boston (a bank for banks) (2007-2009).
management firm) (1991-1998).

Eaton Vance Municipal Income Funds MANAGEMENT AND ORGANIZATION CON T’D

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	During Past Five Years and Other Relevant Experience	Trustee(1)	During the Last Five Years(2)

Noninterested Trustees (continued)

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	184	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies), and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director of Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm).
Management (and various other positions), Neuberger Berman
(investment firm) (1986-2004).

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law	184	None
9/14/57			(since 2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law. Professor Stout teaches classes in corporate law and securities regulation and is the author of numerous academic and professional papers on these areas.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor. Formerly, Chief Investment	184	None
1/26/43	the Board	since 2007 and Trustee	Officer (1982-1992), Chief Financial Officer (1988-1990) and
	and Trustee	since 2005	Director (1982-1992), New England Life. Formerly, Chairperson,
New England Mutual Funds (1982-1992). Formerly, President
and Chief Executive Officer, State Street Management &
Research (1992-2000). Formerly, Chairperson, State Street
Research Mutual Funds (1992-2000). Formerly, Director, W.P.
Carey, LLC (1998-2004) and First Pioneer Farm Credit Corp.
(2002-2006).

Principal Officers who are not Trustees

Term of
	Position(s)	Office and
Name and	with the	Length of	Principal Occupation(s)
Date of Birth	Trust	Service	During Past Five Years

Thomas M. Metzold	President	Since 2010	Vice President of EVM and BMR. Officer of 57 registered investment companies
8/3/58			managed by EVM or BMR.

William H. Ahern, Jr.	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 80 registered investment companies
7/28/59			managed by EVM or BMR.

Craig R. Brandon	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 50 registered investment companies
12/21/66			managed by EVM or BMR.

Cynthia J. Clemson	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 96 registered investment companies
3/2/63			managed by EVM or BMR.

Adam A. Weigold	Vice President	Since 2007	Vice President of EVM and BMR. Officer of 72 registered investment companies
3/22/75			managed by EVM or BMR.

Barbara E. Campbell	Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 184 registered investment companies
6/19/57			managed by EVM or BMR.

Maureen A. Gemma	Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 184 registered investment companies
5/24/60	Officer	Chief Legal Officer	managed by EVM or BMR.
since 2008

Paul M. O’Neil	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 184 registered investment companies
7/11/53			managed by EVM or BMR.

Eaton Vance Municipal Income Funds

MANAGEMENT AND

ORGANIZATION CON T’D

(1)	Includes both master and feeder funds in a master-feeder structure.
(2)	During their respective tenures, the Trustees also served as trustees of one or more of the following Eaton Vance funds (which operated in the years noted): Eaton Vance Credit Opportunities Fund (launched in 2005 and terminated in 2010); Eaton Vance Insured Florida Plus Municipal Bond Fund (launched in 2002 and terminated in 2009); and Eaton Vance National Municipal Income Fund (launched in 1998 and terminated in 2009).

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

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Investment Adviser Boston Management and Research

Two International Place Boston, MA 02110

Administrator Eaton Vance Management

Two International Place Boston, MA 02110

Principal Underwriter* Eaton Vance Distributors, Inc.

Two International Place Boston, MA 02110 (617) 482-8260

Custodian State Street Bank and Trust Company

200 Clarendon Street Boston, MA 02116

Transfer Agent BNY Mellon Asset Servicing Attn: Eaton Vance Funds P.O. Box 9653 Providence, RI 02940-9653 (800) 262-1122

Independent Registered Public Accounting Firm Deloitte & Touche LLP

200 Berkeley Street Boston, MA 02116-5022

Eaton Vance Municipals Trust Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

This report must be preceded or accompanied by a current prospectus or summary prospectus, if available. Before investing, investors should consider carefully the Fund’s investment objective(s), risks, and charges and expenses. The Fund’s current prospectus or summary prospectus, if available, contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

438-11/10	MUNISRC